                    CERTIFICATE OF DESIGNATION OF VOTING POWER,
                             PREFERENCES AND RELATIVE,
                            PARTICIPATING, OPTIONAL AND
                                OTHER SPECIAL RIGHTS
                  AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

                                         OF

                     12 1/4% JUNIOR EXCHANGEABLE PREFERRED STOCK

                                         OF

                             RURAL CELLULAR CORPORATION

                                 __________________

                        Pursuant to Section 302A.401 of the
                         Minnesota Business Corporation Act
                                 __________________

              Rural Cellular Corporation, a Minnesota corporation (the "Company") certifies that pursuant to the authority contained in ARTICLE VI of its Articles of Incorporation, as amended (the "Articles of Incorporation"), and in accordance with the provisions of Section 302A.401 of the Minnesota Business Corporation Act, the Board of Directors of the Company (the "Board of Directors") at a meeting duly called and held on January 3, 2000, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

              RESOLVED, that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of preferred stock having a par value of $.01 per share, which shall be designated as 12 1/4% Junior Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") consisting of 400,000 shares which shall include 140,000 shares issued pursuant to the Registration Statement and an additional 50,000 shares reserved for possible future issuance from time to time and shall have the voting powers, preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereon as follows:

       1.     CERTAIN DEFINITIONS.

       Unless the context otherwise requires, the terms defined in this
SECTION 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

       "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in the case of both of the preceding clause (i) and clause (ii), other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness will be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

       "ACQUIRED PERSON" has the meaning specified in the definition of Permitted Investment.

       "ADDITIONAL SHARES" means 50,000 shares of Exchangeable Preferred Stock authorized by this Certificate of Designation which are not being issued on the Issue Date but which are reserved for issuance from time to time after the Issue Date, other than Dividend Shares.

       "ADJUSTED ANNUALIZED OPERATING CASH FLOW RATIO" of any Person means the Annualized Operating Cash Flow Ratio of such Person as adjusted to treat all Preferred Stock of such Person as Redeemable Stock.

       "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "ANNUALIZED OPERATING CASH FLOW" of any Person means the Operating Cash Flow of such Person for the Reference Period multiplied by two.

       "ANNUALIZED OPERATING CASH FLOW RATIO" of any Person on any date (the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of (i) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness on such Transaction Date) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all dispositions of businesses made by such Person and its Restricted Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such dispositions had occurred at the beginning of such Reference Period); PROVIDED that for purposes of such computation, in calculating Annualized Operating Cash Flow and Consolidated Indebtedness:
(i) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (ii) the incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (iii) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire Reference Period; (iv) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period and (v) the Indebtedness and Annualized Operating Cash Flow of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person's common equity interest in such Restricted Subsidiary on the date of determination of the Annualized Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary's Indebtedness and of such Subsidiary's Annualized Operating Cash Flow would be included in the calculation of such Person's aggregate Indebtedness and Annualized Operating Cash Flow, respectively. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Restricted Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

       "APPLICABLE PREMIUM" means, with respect to any Exchangeable Preferred Stock being redeemed or paid on any redemption date, the greater of (i) 1.0% of the aggregate Liquidation Preference of such Exchangeable Preferred Stock being redeemed or paid; or (ii) the excess of (A) the present value at such redemption date of the redemption price of such Exchangeable Preferred Stock being redeemed or paid at February 15, 2005 (such redemption price being set forth in the table under the definition of "Applicable Redemption Price" below) plus, all required dividend payments due on such Exchangeable Preferred Stock being redeemed or paid through February 15, 2005 (such dividends to be deemed to be payable in cash for purposes of such determination (assuming a 360-day year consisting of twelve 30-day months), but excluding accumulated and unpaid dividends since the most recent Dividend Payment Date, computed on a quarterly basis for Exchangeable Preferred Stock using a discount rate equal to the Treasury Rate plus 50 basis points, over,
(B) the aggregate liquidation preference of such Exchangeable Preferred Stock being redeemed or paid.

       "APPLICABLE REDEMPTION PRICE" means, for each share of Exchangeable Preferred Stock, the price equal to the redemption prices set forth below (expressed as percentages of the then effective Liquidation Preference thereof), plus, without duplication, all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to but excluding the Redemption Date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

              2005 . . . . . . . . . . . . . . . . . . . 106.125%
              2006 . . . . . . . . . . . . . . . . . . . 104.594%
              2007 . . . . . . . . . . . . . . . . . . . 103.063%
              2008 . . . . . . . . . . . . . . . . . . . 101.531%
              2009 and thereafter. . . . . . . . . . . . 100.000%

       "ARTICLES OF INCORPORATION" has the meaning set forth in the introductory paragraph to this resolution.

       "ASSET SALE" means the sale, conveyance, transfer, assignment or other disposition of, directly or indirectly, in one transaction or a series of related transactions, by the Company or any Restricted Subsidiary of the Company of any of its property, business or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company whether owned on the Issue Date or thereafter acquired.

       "BOARD OF DIRECTORS" has the meaning set forth in the introductory paragraph to this resolution.

       "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Transfer Agent.

       "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the State of Minnesota are authorized or obligated by law or executive order to close.

       "CAPITAL LEASE OBLIGATION" means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with generally accepted accounting principles.

       "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of equity of such Person.

       "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit of, and commercial paper issued by the parent corporation of any domestic commercial bank or domestic branch of any foreign commercial bank organized in an OECD member country, in each case, of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Rating Group or at least P-2 or the equivalent thereof by Moody's Investors Services, Inc. and in each case maturing within one year after the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) or (iv) herein, and (iv) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

       "CERTIFICATE OF DESIGNATION" means this Certificate of Designation of Voting Power, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 12 1/4% Junior Exchangeable Preferred Stock of the Company.

       "CHANGE OF CONTROL" means (i) directly or indirectly, a sale, transfer or other conveyance of all or substantially all the assets of the Company, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Company's Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that any Person or group of Persons owns more than 50% of the total Voting Power entitled to vote in the election of directors, managers or trustees of the transferee entity immediately after such transaction, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Power of the Company, or (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office. For purposes of this definition, any new directors elected by the following security holders shall be deemed to be members of the Board of Directors at the beginning any such 24 month period: (i) the holders of Exchangeable Preferred Stock, exercising rights pursuant to this Certificate of Designation; or (ii) if the Company issues in connection with the Triton Acquisition Class M preferred stock, Madison Dearborn Capital Partners III, LP and Boston Ventures Limited Partnership V or any of their affiliates or permitted transferees, exercising rights as holders of shares of our convertible preferred stock.

       "CHANGE OF CONTROL OFFER" has the meaning set forth in SECTION 8(a).

       "CHANGE OF CONTROL PAYMENT" has the meaning set forth in SECTION 8(a).

       "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in SECTION
8(d).

       "CLASS A SHARE RIGHTS AGREEMENT" means the Class A Share Rights Agreement, dated as of April 30, 1999, by and among the Company and Norwest Bank Minnesota, National Association Rights Agent.

       "CLASS B SHARE RIGHTS AGREEMENT" means the Class B Share Rights Agreement, dated as of April 30, 1999, by and among the Company and Norwest Bank Minnesota, National Association Rights Agent.

       "CLASS T CONVERTIBLE PREFERRED STOCK" means any shares of the Company's Class T convertible preferred stock issued from time to time to Telephone & Data Systems, Inc., a Delaware corporation, and/or its affiliates in exchange for shares of the Company's common stock, on the terms contemplated by the Recapitalization Agreement dated as of October 31, 1999, between the Company and Telephone & Data Systems, Inc. (as amended on December 6, 1999), as such agreement may be amended or otherwise modified from time to time in a manner not inconsistent with the terms of this Certificate of Designation.

       "COMMISSION" means the United States Securities and Exchange
Commission.

       "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

       "CONSOLIDATED INDEBTEDNESS" of any Person means at any date the Indebtedness of such Person and its Restricted Subsidiaries at such date.

       "CONSOLIDATED INTEREST EXPENSE" of any Person means for any period the interest expense included in an income statement (taking into account the effect of any Interest Hedge Agreements but without deduction of interest income) of such Person and its Restricted Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Indebtedness discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;
(iv) fees with respect to Interest Hedge Agreements; (v) the portion of any rental obligations in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (vi) Preferred Stock dividends accrued or payable other than dividends on Qualified Capital Stock of the Company.

       "CONSOLIDATED NET INCOME" of any Person means for any period the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that there shall be excluded therefrom (to the extent included and without duplication) (i) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person after the Issue Date in a pooling of interests transaction for any period prior to the date of such transaction; (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person or Restricted Subsidiary of such Person by such other Person during such period; (iii) gains or losses from sales of assets other than sales of assets acquired and held for resale in the ordinary course of business; (iv) for the purposes of the covenants in SECTION 9(c), the net income, if positive, of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at that time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary and (v) all extraordinary gains and extraordinary losses.

       "CONSOLIDATED NET WORTH" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that with respect to the Company, adjustments following the Issue Date to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person and its Subsidiaries shall not be given effect; PROVIDED FURTHER that such computation shall exclude (i) any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and (ii) Unrestricted Subsidiaries.

       "COOPERATIVE BANK EQUITY" means non-voting equity interests in Cooperative Banks.

       "COOPERATIVE BANKS" means lenders under the Credit Facility which are cooperative banks.

       "CREDIT FACILITY" means the Existing Credit Facility or the New Credit Facility, including in each case, any and all instruments and agreements executed in connection therewith, as such documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time irrespective of any changes in the terms and conditions thereof.

       "CUMULATIVE INTEREST EXPENSE" means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period beginning July 1, 1998 through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

       "CUMULATIVE OPERATING CASH FLOW" means Operating Cash Flow of the Company and its Restricted Subsidiaries for the period beginning July 1, 1998, through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

       "DEBENTURES TRUSTEE" has the meaning set forth in SECTION 6(a).

       "DEPOSITARY" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Exchangeable Preferred Stock until a successor Depositary shall have become such pursuant to the applicable provisions of this Certificate of Designation, and thereafter "Depositary" shall mean such successor Depositary. The Depositary initially is DTC.

       "DIVIDEND PAYMENT DATE" has the meaning set forth in SECTION 3(a).

       "DIVIDEND SHARES" means shares of Exchangeable Preferred Stock paid by the Company to Holders of then outstanding shares of Exchangeable Preferred Stock as dividends on such outstanding shares in accordance with this Certificate of Designation.

       "DTC" means The Depository Trust Company, a New York corporation.

       "ESCROW AGENT" means Norwest Bank Minnesota, National Association, as escrow agent under the Escrow Agreement dated February 11, 2000.

       "ESCROW AGREEMENT" has the meaning set forth in SECTION 5(c).

       "ESCROWED FUNDS" has the meaning set forth in SECTION 5(c).

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXCHANGE DATE" has the meaning set forth in SECTION 6(c).

       "EXCHANGE DEBENTURES" means the Company's 12 1/4% Senior Subordinated Debentures due 2011, issuable in exchange for the Exchangeable Preferred Stock in accordance with the terms hereof.

       "EXCHANGE INDENTURE" has the meaning set forth in SECTION 6(a).

       "EXCHANGE NOTICE" has the meaning set forth in SECTION 6(c).

       "EXCHANGEABLE PREFERRED STOCK" has the meaning designated in the second paragraph of the recitals of the Company.

       "EXISTING CREDIT FACILITY" means the Amended and Restated Loan Agreement, dated as of July 1, 1998, by and among the Company, and TD Securities (USA) Inc., as arranging agent for the lenders and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time, including without limitation, any renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementation or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder, extend or shorten the maturity of any Indebtedness incurred thereunder or contemplated thereby or add or delete borrowers or guarantors thereunder or that effect any other change in the terms and conditions thereof.

       "FAIR MARKET VALUE" means, with respect to any assets or Person, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (i) if such Person or assets has a Fair Market Value of in excess of $250,000 but not in excess of $5 million, by any officer of the Company and evidenced by an Officers' Certificate, dated within 30 days of the relevant transaction, or (ii) if such Person or assets has a Fair Market Value in excess of $5 million, or more, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, based on an appraisal of an independent appraiser of national reputation.

       "FINAL PAYMENT-IN-KIND DATE" has the meaning set forth in Section 3(a).

       "HOLDER" means a Person in whose name a share of Exchangeable Preferred Stock is registered.

       "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

       "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),
(v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party other than any other such obligation which would constitute an operating lease obligation of such Person under United States generally accepted accounting principles, (viii) all obligations under Interest Hedge Agreements, (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, or which is secured by a lien on any asset of such Person; and (x) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by other than such Person (or one of its Restricted Subsidiaries, except that if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary of such Person, the portion of the liquidation value of such Preferred Stock equal to the product of (1) the percentage of the common equity interest of such Restricted Subsidiary that is not owned, directly or indirectly, by such Person, and (2) the aggregate liquidation value of such Preferred Stock shall constitute Indebtedness); PROVIDED that for all purposes of this Certificate of Designation, (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with generally accepted accounting principles, (B) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and
(C) Indebtedness shall not include any liability for federal, state, local or other taxes. For purposes of this Certificate of Designations, the amount of any Indebtedness shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person or in any event until the counterparty thereunder defaults in its corresponding payment, the in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

       "INTERCOMPANY INDEBTEDNESS" has the meaning set forth in SECTION 9(a).

       "INTEREST HEDGE AGREEMENTS" means any interest rate swap, cap, collar, floor, option or swap agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Company or any of its Restricted Subsidiaries, on the one hand, and any Person (other than an Affiliate of the Company or any of its Restricted Subsidiaries), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

       "INVESTMENT" by any Person in any other Person means (without duplication): (i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (iii) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (iv) the making of any capital contribution by such Person to such other Person; and (v) the designation by the Board of Directors of any Person to be an Unrestricted Subsidiary. For purposes of the covenants described in SECTION 9(c), (x) "Investment" shall include and be valued at the Fair Market Value of such Person's PRO RATA interest in the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the lesser of (A) the Fair Market Value of such Person's PRO RATA interest in the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (B) the Fair Market Value of the amount of such Person's Investments (other than Permitted Investments) made in (net of cash distributions received from) such Unrestricted Subsidiary since the Issue Date, and

(y) the amount of any Investment shall be the Fair Market Value of such Investment at the time any such Investment is made.

       "ISSUE DATE" means the time and date of the first issuance of the Exchangeable Preferred Stock.

       "JUNIOR STOCK" has the meaning set forth in SECTION 2.

       "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than an easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

       "LIQUIDATION PREFERENCE" means $1,000 per share of Exchangeable Preferred Stock.

       "MANDATORY REDEMPTION DATE" has the meaning set forth in SECTION 5(a).

       "MBCA" has the meaning set forth in SECTION 3(b).

       "NEW CREDIT FACILITY" means the amendment and restatement or the refinancing or replacement of the Existing Credit Facility in connection with and conditioned upon the consummation of the Triton Acquisition, with the same, a deletion of, or additional lenders, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder, extend or shorten the maturity of any Indebtedness incurred thereunder or contemplated thereby or add or delete borrowers or guarantors thereunder or that effect any other change in the terms and conditions thereof.

       "NOTES INDENTURE" means the Indenture governing the Senior
Subordinated Notes.

       "OFFICERS' CERTIFICATE" means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Transfer Agent.

       "OPERATING CASH FLOW" for any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its

Subsidiaries, (ii) depreciation, amortization and other non-cash charges of such Person and its Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its Subsidiaries in accordance with generally accepted accounting principles, less (c) the sum, without duplication (and only to the extent such amounts are included in such Consolidated Net Income) of (i) all extraordinary gains of such Person and its Subsidiaries during such period and (ii) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period; and in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Company's Annualized Operating Cash Flow Ratio shall be made on a pro forma basis on the assumption that the percentage of the Company's common equity interest in such Restricted Subsidiary throughout the applicable Reference Period was equivalent to its common equity interest on the date of the determination. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

       "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Transfer Agent, delivered to the Transfer Agent.

       "PARITY STOCK" has the meaning set forth in SECTION 2(a).

       "PAYING AGENT" means any Person authorized by the Company to pay the Liquidation Preference (and premium, if any) or accumulated and unpaid dividends, if any, on any Exchangeable Preferred Stock on behalf of the Company.

       "PERMITTED INVESTMENTS" means:  (i) Investments in Cash Equivalents;
(ii) Investments in the Company or a Restricted Subsidiary (other than payments described in clause (B) of SECTION 9(c)(ii) and Investments in the Company by one of its Restricted Subsidiaries pursuant to clause (ii) of the definition of "Restricted Payments"), (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Wireless Communications Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either
(1) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale that would comply with Section 1015 of the Exchange Indenture if the Exchange Debentures were issued; (vi) advances and prepayments for asset purchases in the ordinary course of business in a Wireless Communications Business of the Company or a Restricted Subsidiary; (vii) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses; (viii) the purchase of Cooperative Bank Equity in Cooperative Banks to the extent required by the charter documents of such Cooperative Banks in connection with the Incurrence of any Indebtedness which is provided by such Cooperative Banks under the Credit Facility, PROVIDED that such Incurrence is permitted under the terms of this Certificate of Designation; (viii) any Investment by the Company of Qualified Capital Stock Proceeds received after July 1, 1998 in any Unrestricted Subsidiary which conducts or will conduct a Telecommunications Business (PROVIDED that any such Qualified Capital Stock Proceeds used to consummate the Triton Acquisition shall be deemed not to have been used and shall remain available for such an Investment); and (ix) Investments in Wireless Alliance during the period it is an Unrestricted Subsidiary not exceeding $25 million in the aggregate made after July 1, 1998; PROVIDED that (I) the matters referenced in clauses (iii) and (ix) above shall not be Permitted Investments if made at any time that a Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event has occurred and is continuing and (II) matters referenced in clause (viii) above shall not be a Permitted Investment if at any time (A) a Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event has occurred and is continuing and
(B) the Company would not be permitted to Incur an additional $1.00 of Indebtedness pursuant to Clause (i) of SECTION 9(a) and (III) following any Permitted Investment pursuant to clause (viii), the Unrestricted Subsidiary in which such Investment is made shall be prohibited from using the proceeds of such Investment (directly or indirectly) to make any Restricted Payment with respect to Junior Stock or options, warrants or rights to acquire the Company's Junior Stock of the type described in clause (ii) of the definition of Restricted Payment.

       "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "PREFERRED STOCK" means, with respect to any Person, and any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

       "PROSPECTUS" means the Prospectus dated February 8, 2000 with respect to the offering of, INTER ALIA, the Exchangeable Preferred Stock.

       "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

       "QUALIFIED CAPITAL STOCK" means, with respect to any Person, any and all shares of Capital Stock other than Redeemable Stock issued by such Person, and any options, warrants or other rights to purchase such Capital Stock.

       "QUALIFIED CAPITAL STOCK PROCEEDS" means, with respect to any Person,
(a) in the case of any sale of Qualified Junior Stock (other than to any Subsidiary), the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like, Incurred by such Person in connection therewith, and net of Indebtedness that such Person Incurred, guaranteed, or otherwise became liable for in connection with the issuance or acquisition of such Qualified Junior Stock; and (b) in the case of any exchange, exercise, conversion or surrender of any Redeemable Stock, Qualified Capital Stock (other than Qualified Junior Stock) or Indebtedness of such Person issued (other than to any Subsidiary) for cash after the Issue Date for or into shares of Qualified Junior Stock of such Person, the aggregate net cash proceeds received from the issuance of such Redeemable Stock, Qualified Capital Stock or Indebtedness, plus the aggregate net cash proceeds, if any, received by such Person upon such exchange, exercise, conversion or surrender of such Redeemable Stock, Qualified Capital Stock or Indebtedness, and less any and all payments made to the security holders, and all other expenses, commissions and the like Incurred by such Person or any Subsidiary in connection therewith.

       "QUALIFIED JUNIOR STOCK" means Junior Stock that does not constitute Redeemable Stock.

       "QUALIFYING EVENT" means a Public Equity Offering or one or more Strategic Equity Investments which in either case results in aggregate net proceeds of not less than $50 million; PROVIDED that any Public Equity Offering or Strategic Equity Investment, the net proceeds from which are intended to be used to consummate the Triton acquisition, shall not be a Qualifying Event.

       "RECORD DATE" has the meaning set forth in SECTION 3(a).

       "REDEEMABLE STOCK" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the Mandatory Redemption Date or is redeemable at the option of the holder thereof (other than an equity security that is redeemable at the option of the holder and the applicable redemption price is payable only in shares of Qualified Junior Stock) at any time prior to the Mandatory Redemption Date, PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Mandatory Redemption Date shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in SECTION 8 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of the Exchangeable Preferred Stock as required pursuant to SECTION 8.

       "REDEMPTION DATE" has the meaning set forth in SECTION 5(e).

       "REFERENCE PERIOD" with regard to any Person means the last two full fiscal quarters of such Person immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Subordinated Notes or this Certificate of Designation.

       "REGISTRATION STATEMENT" means the Registration Statement on Form S-3 dated January 7, 2000 with respect to the offering of, INTER ALIA, the Exchangeable Preferred Stock, as amended by Amendment No. 1 to the Registration Statement on Form S-3 dated February 4, 2000 and Amendment No. 2 to the Registration Statement on Form S-3 dated February 7, 2000.

       "RELATED PERSON" of any Person means any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Power of such Person.

       "RESTRICTED PAYMENT" means, with respect to any Person, (i) any declaration or payment of a dividend or other distribution on any shares of Junior Stock of such Person or any Subsidiary of such Person (other than a dividend payable solely in shares of its Junior Stock or options, warrants or other rights to acquire its Junior Stock and other than any declaration or payment of a dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted Subsidiary), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of Junior Stock of such Person or any Subsidiary of such Person held by other than such Person or any of its Restricted Subsidiaries or (B) any option, warrant or other right to acquire shares of Junior Stock of such Person or any Subsidiary held by other than such Person or any of its Restricted Subsidiaries, in each case other than pursuant to the cashless exercise of options, (iii) any Investment (other than a Permitted Investment) made by such Person; PROVIDED that the term "Restricted Payment" does not include the payment of a dividend or other distribution by any Restricted Subsidiary on shares of its Capital Stock that is paid PRO RATA to all holders of such Capital Stock.

       "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

       "SALE AND LEASEBACK TRANSACTION" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-petition interest is allowed in such proceeding) on (i) Indebtedness of the Company created pursuant to the Credit Facility and all other obligations thereunder or under the notes, security documents, pledge agreements, Interest Hedge Agreements or other agreements or instruments executed in connection therewith, (ii) Indebtedness of the Company created pursuant to any vendor financing Incurred for the acquisition, construction or improvement by the Company or any of its Restricted Subsidiaries of assets in the Wireless Communications Business, (iii) all other Indebtedness of the Company referred to in the definition of Indebtedness other than (A) Indebtedness incurred pursuant to clauses (iv) and (vi) thereof (and clause
(ix) thereof to the extent applicable to Indebtedness Incurred under clauses
(iv) and (vi) thereof), whether Incurred on or prior to the Issue Date and
(B) the Senior Subordinated Notes, and (iv) amendments, renewals, extensions, modifications, refinancings and refundings of any such Indebtedness; PROVIDED, HOWEVER, that the following shall not constitute Senior
Indebtedness: (A) any Indebtedness owed to a Person when such Person is a Restricted Subsidiary of the Company, (B) any Indebtedness which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Exchange Debentures, if and when issued, (C) any Indebtedness Incurred in violation of this Certificate of Designation (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (c) if the holder(s) of such Indebtedness or their representative shall have received an Officers' Certificate from us to the effect that the Incurrence of such Indebtedness does not (or in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Certificate of Designation, (D) any Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company, (E) Indebtedness or other obligations of or amounts owed by the Company or its Restricted Subsidiaries for compensation to its employees, as applicable, or for services rendered by such employees to the Company or any of its Restricted Subsidiaries or (F) any liability for federal, state, local or other taxes owed or owing by the Company.

       "SENIOR PREFERRED EXCHANGE INDENTURE" means the indenture governing the Company's 11 3/8% senior subordinated debentures.

       "SENIOR PREFERRED STOCK" means the 11 3/8% senior exchangeable preferred stock of the Company.

       "SENIOR STOCK" has the meaning set forth in SECTION 2(a).

       "SENIOR SUBORDINATED NOTES" means the 9 5/8% Senior Subordinated Notes due 2008 of the Company.

       "SHARE RIGHTS AGREEMENTS" means the Class A Share Rights Agreement and the Class B Share Rights Agreement.

       "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act; PROVIDED that all references to "10 percent" under such definition shall be deemed to be references to "5 percent."

       "SPECIAL MANDATORY REDEMPTION" has the meaning set forth in SECTION
5(c).

       "STRATEGIC EQUITY INVESTMENT" means an investment in Qualified Junior Stock made by a Strategic Investor in an aggregate amount of not less than $50 million.

       "STRATEGIC INVESTOR" means a Person (other than an Affiliate of the Company or a Person who by virtue of such Investment becomes such an Affiliate) engaged in one or more Telecommunications Businesses with an equity market capitalization at the time such Person makes a Strategic Equity Investment in the Company in excess of $1.0 billion.

       "SUBSIDIARY" means, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors' qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, or any entity other than a corporation of which more than fifty percent (50%) of the outstanding ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

       "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, or
(iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in clause (i) or (ii) above (in the case of this clause (iii), however, in a manner consistent with the Company's manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in, as expressly set forth in the Prospectus; PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

       "TRANSFER AGENT" means Norwest Bank Minnesota, National Association, a national banking association.

       "TREASURY RATE" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2005, PROVIDED HOWEVER, that if the period from the redemption date to February 15, 2005 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

       "TRITON ACQUISITION" means the acquisition by the Company of substantially all of the assets of Triton Cellular Partners, L.P. and its affiliates and the acquisition of one of its Subsidiaries.

       "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

       "UNDESIGNATED SHARES" means the Undesignated shares of the capital stock of the Company which are authorized under its Articles of Incorporation.

       "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of any Person may designate any Restricted Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, such Person or any Restricted Subsidiary; PROVIDED that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such Person's PRO RATA interest in the

Fair Market Value of the net assets of such Subsidiary at the time of such designation would be permitted as an Investment under SECTION 9(c). The Board of Directors of any Person may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of such Person; PROVIDED that immediately after giving effect to such designation (x) such Person would be permitted to Incur $1.00 of additional Indebtedness pursuant to SECTION 9(a) and (y) no Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event has occurred and is continuing. Any such designation by the Board of Directors shall be evidenced by a Board Resolution submitted to the Transfer Agent. Wireless Alliance shall be deemed an Unrestricted Subsidiary as of the Issue Date and shall thereafter remain an Unrestricted Subsidiary unless and until designated by the Board of Directors as a Restricted Subsidiary in accordance with the terms of this Certificate of Designation.

       "VOTING POWER" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

       "VOTING RIGHTS TRIGGERING EVENT" has the meaning set forth in SECTION
7(b).

       "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

       "WIRELESS ALLIANCE" means Wireless Alliance, LLC, a Minnesota limited liability company.

       "WIRELESS COMMUNICATIONS BUSINESS" means any business substantially related to the ownership, development, operation or acquisition of fixed and mobile wireless communications services permitted under the Federal Communications Commission's ("FCC") Commercial Mobile Radio Service rules (and the related provisions of the FCC's Public Mobile Services and Personal Communications Services rules), and other related telecommunications business services.

       2.     RANKING.

       (a) The Exchangeable Preferred Stock shall, with respect to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company, rank (i) junior to the Senior Preferred Stock, including an "add-on" issue of an additional 25,000 shares of such Senior Preferred Stock issued concurrently with the Exchangeable Preferred Stock being issued under this Certificate of Designation and the Class T Convertible Preferred

Stock; (ii) senior to all classes of common stock of the Company and to each other class of Capital Stock established after the Issue Date by the Board of Directors the terms of which expressly provide that it ranks junior to the Exchangeable Preferred Stock as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company including any shares of the Company's Class M preferred stock and any shares of the Company's Series A junior participating preferred stock or Series B junior participating preferred stock issued to holders of the Company's Class A common stock or Class B common stock, respectively, pursuant to either of the Share Rights Agreements (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (iii) subject to certain conditions, described below, on a parity with each other class of Capital Stock established after the date of the Prospectus by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Exchangeable Preferred Stock as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock"); and (iv) subject to certain conditions described below, junior to each class of Capital Stock established after the date of the Prospectus by the Board of Directors the terms of which do not expressly provide that such class or series of Capital Stock will rank junior to, or on a parity with, the Exchangeable Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock").

       (b) The Company shall not authorize or issue any new class of Senior Stock or Parity Stock without the affirmative vote or consent (voting or consenting as one class) of the holders of at least (i) 66 2/3% of the shares of Exchangeable Preferred Stock then outstanding with respect to Senior Stock and (ii) a majority of the shares of Exchangeable Preferred Stock then outstanding with respect to Parity Stock; PROVIDED that any shares of Exchangeable Preferred Stock and the Class T Convertible Preferred Stock may be issued by us without the approval of the Holders of the Exchangeable Preferred Stock; PROVIDED FURTHER that, without the approval of Holders of the Exchangeable Preferred Stock, the Company may issue shares of Senior Stock in exchange for, or the proceeds of which are used to redeem or purchase, all (but not less than all) shares of the Exchangeable Preferred Stock then outstanding in accordance with this Certificate of Designation.

       3.     DIVIDENDS.

       (a) The Holders of the outstanding shares of the Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, dividends on the Exchangeable Preferred Stock, which shall accrue at a rate per annum equal to 12.25%. If at any time dividends on the Exchangeable Preferred Stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), Holders of Exchangeable Preferred Stock will be entitled to the voting rights specified in SECTION 7 of this Certificate of Designation. All dividends will be cumulative, whether or not earned or declared, from February 15, 2000 and will be payable quarterly in arrears on February 15, May 15, August 15, and November 15, of each year, commencing on May 15, 2000 or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date") to the Holders of record on February 1, May 1, August 1, or November 1, immediately preceding the relevant Dividend Payment Date (each, a "Record Date"). On or before February 15, 2005 (the "Final Payment-in-Kind Date"), the Company may, at its option, pay dividends in cash or in Dividend Shares (including fractional shares, PROVIDED that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. After the Final Payment-in-Kind Date, dividends shall be paid only in cash. The issuance of such Dividend Shares of Exchangeable Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. Dividends payable on the Exchangeable Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accrue on a daily basis.

       (b) Dividends on the Exchangeable Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. If any dividend (or portion thereof) payable on any Dividend Payment Date on or before the Final Payment-in-Kind Date, is not declared or paid in full in cash or in Dividend Shares as described above on such Dividend Payment Date, the amount of the accumulated and unpaid dividends will bear interest at the dividend rate on the Exchangeable Preferred Stock, compounding quarterly from such Dividend Payment Date until paid in full. If any dividend (or portion thereof) payable on any Dividend Payment Date after the Final Payment-in-Kind Date, is not declared or paid in full in cash on such Dividend Payment Date, the amount of the accumulated and unpaid dividend will bear interest at the dividend rate on the Exchangeable Preferred Stock, compounding quarterly from such Dividend Payment Date until paid in full. The Company shall take all actions required or permitted under the Business Corporation Act of the State of Minnesota (the "MBCA") to permit the payment of dividends on the Exchangeable Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the MBCA, to make or keep funds legally available for the payment of dividends.

       (c) No full dividends shall be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full dividends are not so paid, the Exchangeable Preferred Stock will share dividends PRO RATA with the Parity Stock. Unless full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend on Junior Stock payable solely in shares of any Junior Stock) shall be declared or paid upon (or deemed paid), or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Stock, other than a distribution consisting solely of Junior Stock; (iii) no shares of Junior Stock or Parity Stock shall be repurchased, redeemed or otherwise acquired or retired by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Stock or Parity Stock by the Company or any of its Subsidiaries. Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of the Exchangeable Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

       4.     LIQUIDATION PREFERENCE.

       Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its Capital Stock resulting in a distribution of assets to the holders of any class or series of the Company's Capital Stock, Holders of Exchangeable Preferred Stock ($1,000 per share) shall be entitled to payment, out of the assets of the Company available for distribution to stockholders, the Liquidation Preference per share of Exchangeable Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to but excluding the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Stock are not paid in full, the Holders of the Exchangeable Preferred Stock and the Parity Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full Liquidation Preference to which each is entitled. After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the Holders of shares of Exchangeable Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons shall be deemed to be a liquidation, dissolution or winding-up of the Company.

       5.     REDEMPTION BY THE COMPANY.

       (a) On February 15, 2011 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the MBCA) in whole all outstanding shares of Exchangeable Preferred Stock at a price in cash equal to 100% of the aggregate Liquidation Preference thereof, plus, without duplication, all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to but excluding the Redemption Date). The Company shall not be required to make sinking fund payments to protect the Liquidation Preference with respect to the Exchangeable Preferred Stock.

       (b)    Except as provided in the third and fifth sentences of this
Section 5(b), the Exchangeable Preferred Stock shall not be redeemed at the option of the Company prior to February 15, 2005. The Exchangeable Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the MBCA) at any time, in whole or from time to time in part, at the Company's option, on not less than 30 nor more than 60 days prior notice, on or after February 15, 2005, at the Applicable Redemption Price. In addition, at any time prior to February 15, 2003, the Company may redeem shares of Exchangeable Preferred Stock having an aggregate Liquidation Preference of up to 35% of the aggregate Liquidation Preference of all shares of Exchangeable Preferred Stock (including Additional Shares and Dividend Shares) issued, from the net cash proceeds of a Qualifying Event at a price equal to 12.25% of the aggregate Liquidation Preference thereof, plus, without duplication, accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date but excluding the Redemption
Date), subject to the right of Holders of record on the relevant Record Date to receive dividends due on a Dividend Payment Date; PROVIDED, that at least 65% of the aggregate Liquidation Preference of the Exchangeable Preferred Stock originally issued remains outstanding immediately following such redemption. Any such redemption must be made within 60 days after the related Qualifying Event. In addition, at any time prior to February 15, 2005, the Exchangeable Preferred Stock may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 100% of the aggregate Liquidation Preference thereof plus the Applicable Premium as of, and accumulated and unpaid dividends, if any, to but excluding, the Redemption Date.

       (c) Pending the consummation of the Triton Acquisition, the Company will deposit the net proceeds (the "Escrowed Funds") from the sale of the Exchangeable Preferred Stock in an escrow account. In the event the consummation of the Triton Acquisition has not occurred on or prior to June 30, 2000 (or, in the case described below, September 30, 2000), then the Company will use 100% of such net proceeds to redeem all the Exchangeable Preferred Stock (the "Special Mandatory Redemption") at a redemption price in cash equal to 101% of the aggregate Liquidation Preference of the Exchangeable Preferred Stock plus accumulated and unpaid dividends, if any, to the Special Mandatory Redemption Date. For purposes hereof, "Special Mandatory Redemption Date" means July 15, 2000, in the event the consummation of the Triton Acquisition has not occurred by June 30, 2000; PROVIDED that in the event the Triton Acquisition is not consummated by June 30, 2000 solely as a result of the failure of any Person to receive any necessary consent, approval, order or authorization of any governmental authority, the Special Mandatory Redemption Date shall be October 15, 2000. Upon consummation of the issuance of the Exchangeable Preferred Stock, the Company and Norwest Bank Minnesota, National Association, as Escrow Agent, will enter into an escrow agreement (the "Escrow Agreement"). Pursuant to the Escrow Agreement, the Escrowed Funds will be held by the Escrow Agent in an escrow account and will be required to be invested in cash equivalents (as defined in the Escrow Agreement). The Company will be permitted to obtain a full release of assets in the Escrow Account upon consummation of the Triton Acquisition.

       (d) In case of redemption of less than all of the shares of Exchangeable Preferred Stock at the time outstanding, the shares to be redeemed shall be determined PRO RATA, except that the Company may redeem such shares held by a Holder of fewer than 100 shares without regard to such PRO RATA redemption requirement.

       (e) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Exchangeable Preferred Stock at their registered address; PROVIDED that notice of any Special Mandatory Redemption shall be sent not less than 10 nor more than 15 days prior to the Special Mandatory Redemption Date. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date or Special Mandatory Redemption Date, as applicable; (iii) the redemption price; (iv) if less than all the outstanding shares of Exchangeable Preferred Stock are to be redeemed, the Liquidation Preference of, and the accrued and unpaid dividends on, the shares of Exchangeable Preferred Stock to be redeemed; (v) that on the Redemption Date the redemption price shall become due and payable upon each share of Exchangeable Preferred Stock to be redeemed; and (vi) the place or places where shares are to be surrendered for payment of the redemption price. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

       (f) If notice has been mailed in accordance with SECTION 5(e) above and, PROVIDED that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the PRO RATA benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, on and after the Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends on the shares of the Exchangeable Preferred Stock so called for redemption shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the redemption price, without interest; PROVIDED, HOWEVER, that if a notice of redemption shall have been given and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares called for redemption, dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. New certificates of Exchangeable Preferred Stock having an aggregate Liquidation Preference equal to the unredeemed portion of the Exchangeable Preferred Stock shall be issued in the name of the Holder thereof upon cancellation of the original shares of Exchangeable Preferred Stock without cost to the Holder thereof. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price. Shares of Exchangeable Preferred Stock issued and reacquired by the Company shall, upon compliance with the applicable requirements of Minnesota law, have the status of authorized but unissued Undesignated Shares of the Company and may, with any and all other authorized but unissued Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of capital stock of the Company, except that any issuance or reissuance of shares of Exchangeable Preferred Stock must be in compliance with this Certificate of Designation.

       (g) Any deposit of funds with a bank or trust company for the purpose of redeeming Exchangeable Preferred Stock shall be irrevocable except that:

              (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

              (ii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Exchangeable Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

       (h) No Exchangeable Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the MBCA to permit any redemption which is required pursuant to clause (a) above or which the Company elects pursuant to clause (b) above.

       (i) No optional redemption shall be authorized or made unless on or prior to such redemption full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Exchangeable Preferred Stock.

       6.     EXCHANGE OF EXCHANGEABLE PREFERRED STOCK FOR EXCHANGE
DEBENTURES.

       (a) The Company may, at its option, on any scheduled Dividend Payment Date following the consummation of the Triton Acquisition, exchange, in whole, but not in part, the Exchangeable Preferred Stock for the Exchange Debentures to be issued under an indenture (the "Exchange Indenture") in the form attached hereto as Annex A to be entered into between the Company and a trustee to be selected by the Company (the "Debentures Trustee"); PROVIDED that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividends payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor (including, without limitation, funds sufficient under Minnesota law to repay Indebtedness when due); (iii) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to or on the Exchange Date and shall continue to be in effect on the date of such exchange; (iv) if required by applicable law, the Exchange Indenture and the Debentures Trustee thereunder shall have been qualified under the Trust Indenture Act; (v) immediately prior and after giving effect to such exchange, no Event of Default (as defined in the Exchange Indenture) or event which with notice or lapse of time or both would become such an Event of Default would exist and be continuing and no material breach or default would exist under the Credit Facility or the Notes Indenture; and
(vi) the Company shall have delivered to the Debentures Trustee a written Opinion of Counsel, dated the Exchange Date, regarding the satisfaction of all the conditions to be satisfied prior to such exchange including, without limitation, those conditions set forth in clauses (i), (ii), (iii) and (iv) and the due authorization, execution, delivery and enforceability of both the Exchange Debentures and the Exchange Indenture. In the event that (x) the issuance of the Exchange Debentures is not permitted on the Exchange Date or
(y) any of the conditions set forth in clauses (i) through (vi) of the preceding sentence are not satisfied on the Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable. Notwithstanding the foregoing, in the event of any such exchange occurring on or before the Final Payment-in-Kind Date, any accumulated and unpaid dividends on the Exchangeable Preferred Stock (including the dividends payable on such date) may be paid through the issuance of Exchangeable Debentures.

       (b) Upon any exchange of Exchangeable Preferred Stock for Exchange Debentures on the Exchange Date pursuant to clause (a) of this SECTION 6, Holders of outstanding shares of Exchangeable Preferred Stock shall be entitled to receive, subject to the second succeeding sentence, $1.00 of principal amount of Exchange Debentures for each $1.00 of the Liquidation Preference of Exchangeable Preferred Stock held by them. The Exchange Debentures shall be issued in registered form, without coupons. Exchange Debentures issued in exchange for Exchangeable Preferred Stock shall be issued in principal amounts of $1,000 and integral multiples thereof, and the Company shall pay cash in lieu of issuing an Exchange Debenture in any other principal amount. On and after the Exchange Date, dividends will cease to accumulate on the outstanding shares of Exchangeable Preferred Stock, and all rights of the Holders of Exchangeable Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and cash in lieu of any Exchange Debenture that is in a principal amount less than $1,000) shall terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange shall be treated for all purposes as the registered holder of such Exchange Debentures.

       (c) The Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of record of Exchangeable Preferred Stock, which notice shall state: (i) that the Company is exercising its option to exchange the Exchangeable Preferred Stock for Exchange Debentures pursuant to this Certificate of Designation; (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed; (iii) that the Holder is to surrender to the Company, at the place or places where shares of Exchangeable Preferred Stock are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers, in the manner designated in the Exchange Notice, the shares of Exchangeable Preferred Stock to be exchanged; (iv) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not the shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (v) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not the shares of Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in Sections 6(a)(i) through 6(a)(vi) above and SECTION 6(f) below are satisfied, the Company shall issue Exchange Debentures in exchange for the Exchangeable Preferred Stock as provided in this SECTION 6.

       (d) A Holder delivering Exchangeable Preferred Stock for exchange shall not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Debentures on exchange but shall be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Debentures in a name other than that of the Holder of the Exchangeable Preferred Stock. Certificates representing

Exchangeable Debentures shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

       (e) On or before the Exchange Date, each Holder of Exchangeable Preferred Stock shall surrender the shares of Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with Exchange Notice of the shares of Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company for Exchange Debentures. The Company shall pay interest, if any, on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

       (f)    If the Exchange Notice has been mailed in accordance with
SECTION 6(c), the conditions set forth in SECTION 6(a)(i) through 6(a)(vi) have been satisfied, and before the Exchange Date (i) the Exchange Indenture shall have been duly executed and delivered by the Company and the Debentures Trustee; (ii) all Exchange Debentures necessary for such exchange shall have been duly executed and authenticated by the Company and delivered to the Debentures Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange; and (iii) an amount in cash, set aside by the Company, separate and apart from its other funds in trust, or additional Exchangeable Preferred Stock (as applicable) equal to all accumulated and unpaid dividends thereon to the Exchange Date shall have been deposited with the Debentures Trustee, then on and after the close of business on the Exchange Date, dividends on the shares of Exchangeable Preferred Stock so exchanged shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the Exchange Debentures, cash, if any, and all accrued interest, if any, thereon to the Exchange Date. Shares of Exchangeable Preferred Stock issued and reacquired by the Company shall, upon compliance with the applicable requirements of Minnesota law, have the status of authorized but unissued Undesignated Shares of the Company, and may, with any and all other authorized but unissued Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of capital stock of the Company, but not as Exchangeable Preferred Stock.

       (g) The Company shall comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

       7.     VOTING RIGHTS.

       (a) The Holders of shares of the Exchangeable Preferred Stock shall have no voting rights, except as required by Minnesota law and as hereinafter provided in this SECTION 7.

       (b)    If:

              (i) at any time, cash dividends on the outstanding Exchangeable Preferred Stock are in arrears and unpaid for six (6) or more quarterly dividend periods (whether or not consecutive);

              (ii) the Company fails to redeem the Exchangeable Preferred Stock on the Mandatory Redemption Date, or fails to otherwise discharge any redemption or repurchase obligation with respect to the Exchangeable Preferred Stock;

              (iii) the Company fails to make a Change of Control Offer on the terms and in accordance with the provisions described below in SECTION 8 hereof or fails to purchase shares of Exchangeable Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer;

              (iv) the Company breaches or violates any of the other covenants or agreements set forth in this Certificate of Designation and such breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Exchangeable Preferred Stock then outstanding;

              (v) the Company or any of its Restricted Subsidiaries defaults under the terms of any instrument evidencing or securing Indebtedness having an outstanding principal amount in excess of $10 million in the aggregate, which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay the principal of such Indebtedness at maturity; and

              (vi) (A) the entry by a court having jurisdiction in the premises of (I) a decree or order for relief in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (II) a decree or order adjudging the Company or any such Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Significant Subsidiary or of any substantial part of the property of the Company or any such Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (B) the commencement by the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company, or the filing by the Company or any such Restricted Subsidiary that is a Significant Subsidiary of the petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Restricted Subsidiary that is a Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company, or the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Significant Subsidiary in furtherance of any such action;

then the Holders of a majority of the then outstanding shares of Exchangeable Preferred Stock, voting as a class (together with the holders of any Parity Stock having similar voting rights) shall be entitled to elect the lesser of
(I) two directors of the Board of Directors and (II) such number of members to the Board of Directors constituting at least 25% of the Board of Directors (each of the events described in clauses (i), (ii), (iii), (iv), (v) and (vi) being referred to herein as a "Voting Rights Triggering Event"). The voting rights provided for herein as a result of a Voting Rights Triggering Event shall represent each Holder's exclusive remedy at law or in equity.

       (c) Whenever the foregoing voting rights shall have vested, such rights may be exercised initially either at a special meeting of the Holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders of the Company held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Exchangeable Preferred Stock. Such right of the Holders of Exchangeable Preferred Stock to elect directors may be exercised until such time as (i) in the case of a dividend default, all dividends in arrears on the Exchangeable Preferred Stock shall have been paid in full (and in the case of dividends payable after February 15, 2005, paid in cash) and (ii) in all other cases, any failure, breach or default giving rise to such Voting

Rights Triggering Event is remedied or waived by the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of
SECTION 7(b) shall thereupon terminate, and such directors shall be deemed to have resigned.

       (d) At any time when the foregoing voting rights shall have vested in the Holders of Exchangeable Preferred Stock and if such rights shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of Holders of record of 10% or more of the Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of Holders of Exchangeable Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Exchangeable Preferred Stock then outstanding may designate in writing a Holder of Exchangeable Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such Holder. Any Holder of Exchangeable Preferred Stock that would be entitled to vote at such meeting shall have access to that portion of the stock books of the Company listing the Holders for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this SECTION 7. Notwithstanding the provisions of this SECTION 7(d) however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

       (e) If any director so elected by the Holders of Exchangeable Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Exchangeable Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

       (f) In addition to the matters set forth in SECTION 2(b), the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Exchangeable Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

              (i) amend or otherwise alter this Certificate of Designation (including the provisions of SECTION 8 hereof) or the Escrow Agreement in any manner that adversely affects the specified rights, preferences or privileges (but not the voting rights) of Holders of Exchangeable Preferred Stock;

              (ii) except as provided in SECTION 2(b), authorize the issuance of any additional share of Exchangeable Preferred Stock;

              (iii) waive any existing Voting Rights Triggering Event or compliance with any provision of this Certificate of Designation;

              (iv) change the shares of Exchangeable Preferred Stock into the same or a different number of shares, either with or without par value, of another class or series of stock; or

              (v) divide the shares of Exchangeable Preferred Stock into series and determine the designation of each series and the variations in the relative rights and preferences between the shares of each series, or authorize the Board of Directors to do so;

PROVIDED, HOWEVER, that the Company may not amend

              (i) the Change of Control provisions of this Certificate of Designation (including the related definitions) without the approval of the Holders of at least 75% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class; and

              (ii)   the Special Mandatory Redemption provisions set forth in
       SECTION 5(c) (including the related definitions) without the approval of the Holders of at least 66 2/3% of the then outstanding shares of Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class.

       (g) Without the consent of each Holder affected, an amendment or waiver of the Company's Articles of Incorporation or of this Certificate of Designation may not (with respect to any shares of Exchangeable Preferred Stock held by a non-consenting Holder):

              (i) alter the voting rights with respect to the Exchangeable Preferred Stock or reduce the number of shares of Exchangeable Preferred Stock whose holders must consent to an amendment, supplement or waiver;

              (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Exchangeable Preferred Stock or alter the provisions with respect to the redemption of the Exchangeable
       Preferred Stock (except as provided with respect to SECTION 8):

              (iii) reduce the rate or change the time for payment of dividends on any share of Exchangeable Preferred Stock;

              (iv) waive the consequences of any failure to pay dividends on the Exchangeable Preferred Stock;

              (v) make any share of Exchangeable Preferred Stock payable in any form other than that stated in this Certificate of Designation;

              (vi) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Exchangeable Preferred Stock to receive the Liquidation Preference and dividends on the Exchangeable Preferred Stock;

              (vii) waive a redemption payment with respect to any share of Exchangeable Preferred Stock (except as provided with respect to Section 5(c) or SECTION 8); or

              (viii) make any change in the foregoing amendment and waiver provisions.

       (h) The Company in its sole discretion may, without the vote or consent of any Holders of the Exchangeable Preferred Stock, amend or supplement this Certificate of Designation or the Escrow Agreement:

              (i)    to cure any ambiguity, defect or inconsistency;

              (ii) to provide for uncertificated Exchangeable Preferred Stock in addition to or in place of certificated Exchangeable Preferred Stock; or

              (iii) to make any change that would provide any additional rights or benefits to the Holders of the Exchangeable Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such Holder.

       8.     CHANGE OF CONTROL.

       (a) Within 30 days after the occurrence a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of shares of Exchangeable Preferred Stock to repurchase all or any part (but not, in the case of any Holder requiring the

Company to purchase less than all of the shares of Exchangeable Preferred Stock held by such Holder, any fractional shares) of such Holder's Exchangeable Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, accumulated and unpaid dividends, if any, thereon to but excluding the date of purchase (the "Change of Control Payment") (including an amount in cash equal to a pro rated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to, but excluding, the Change of Control Payment Date).

       (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Exchangeable Preferred Stock.

       (c) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of
the Exchangeable Preferred Stock as a result of a Change of Control.   The
Change of Control Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Change of Control Offer (which at a minimum will include (i) the most recent annual and quarterly financial statements, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Change of Control Offer) and (iii) if applicable, appropriate pro forma financial information concerning the Change of Control Offer.

       (d) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

              (i) that the Change of Control Offer is being made pursuant to this SECTION 8 and that all shares of Exchangeable Preferred Stock tendered shall be accepted for payment;

              (ii) the amount of the Change of Control Payment, the purchase date, which shall be not earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

              (iii) that any share of Exchangeable Preferred Stock not tendered shall continue to accumulate dividends;

              (iv) the place or places where shares of Exchangeable Preferred Stock are to be surrendered for tender pursuant to the Change of Control Offer;

              (v) that on the Change of Control Payment Date the purchase price shall become due and payable upon each share of Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer and, unless the Company fails to pay the Change of Control Payment on the Change of Control Payment Date, all shares of Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

              (vi) that Holders electing to have any shares of Exchangeable Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Exchangeable Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

              (vii) that Holders will be entitled to withdraw all or any portion of their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Exchangeable Preferred Stock delivered for purchase, the certificate number of the Exchangeable Preferred Stock tendered and a statement that such Holder is withdrawing all or a portion of his election to have such shares purchased; and

              (viii) that the Holder may tender all or any portion of the shares of Exchangeable Preferred Stock held by such Holder and that in the case of any Holder whose shares are to be purchased only in part, the Company shall execute, authorize and deliver to the Holder, without service charge, a new certificate as requested by such Holder, for the unpurchased portion of his shares of Exchangeable Preferred Stock.

       (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Exchangeable Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Exchangeable Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Exchangeable Preferred Stock so tendered the Change of Control Payment for such Exchangeable Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate representing the shares of Exchangeable Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of the shares of Exchangeable Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

       (f) If, at the time of a Change of Control, the Company is prohibited by the terms of any Indebtedness or any Preferred Stock issued by the Company from purchasing shares of Exchangeable Preferred Stock that may be tendered by holders pursuant to a Change of Control Offer, prior to complying with the provisions of this SECTION 8, but in any event within 90 days following a Change of Control, the Company shall either (i) repay, redeem or repurchase in full all such outstanding Indebtedness and Preferred Stock or (ii) obtain the requisite consents, if any, under all agreements governing such outstanding Indebtedness and Preferred Stock to permit the repurchase of Exchangeable Preferred Stock required by this SECTION 8. The Company must first comply with the covenant described in the preceding sentence before it will be required to repurchase shares of Exchangeable Preferred Stock in the event of a Change of Control; PROVIDED that if the Company fails to comply with the covenant described in the preceding sentence, the sole remedy to holders of Exchangeable Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event. Moreover, the Company shall not repurchase or redeem any Exchangeable Preferred Stock pursuant to this Change of Control provision prior to (i) the Company's repurchase of the Senior Subordinated Notes pursuant to the Change of Control covenants in the Notes Indenture and (ii)(A) the Company's redemption of the Senior Preferred Stock pursuant to the Change of Control redemption provisions with respect thereto or (B) in the event the Company has exchanged the Senior Preferred Stock for the Company's 11 3/8% senior subordinated debentures, the Company's repurchase of such debentures pursuant to the Change in Control covenants in the Senior Preferred Exchange Indenture.

       (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this SECTION 8 applicable to a Change of Control Offer made by the Company and purchases all shares of Exchangeable Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

       9.     CERTAIN COVENANTS.

       (a)    LIMITATION ON CONSOLIDATED INDEBTEDNESS.

              (i) The Company and its Restricted Subsidiaries shall not Incur any Indebtedness, except that the Company may Incur Indebtedness if (A) there exists no Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event immediately prior and subsequent thereto and (B) after giving effect thereto, the Company's Annualized Operating Cash Flow Ratio on a pro forma basis (calculated on the assumption that such Indebtedness had been incurred on the first day of the applicable Reference Period), would have been less than:

                     For the Period                          Ratio
                     --------------                          -----
       Prior to January 1, 2000. . . . . . . . . . .       9.0 to 1.0
       Thereafter. . . . . . . . . . . . . . . . . .       8.0 to 1.0

              (ii) Notwithstanding the foregoing, the Company and any Restricted Subsidiary may incur the following Indebtedness without regard to the foregoing limitations (PROVIDED that if there exists a Voting Rights Triggering Event pursuant to clauses (i),(ii), (iii) and (vi) of
       SECTION 7(b) or event which with notice or lapse of time or both would become a Voting Rights Triggering Event pursuant to clauses (i), (ii)
       (iii) and (vi) of SECTION 7(b) immediately prior and subsequent thereto, the Company and its Restricted Subsidiaries may, without regard to the foregoing limitations, only incur the Indebtedness described in the following clauses (C), (D) and (L)):

                     (A)    Indebtedness outstanding on the Issue Date;

                     (B) the Incurrence by the Company of (x) prior to the date of the consummation of the Triton Acquisition, Indebtedness Incurred under the Existing Credit Facility PROVIDED that the amount of Indebtedness Incurred under the Existing Credit Facility and any other credit facilities similar in type to the Existing Credit Facility does not exceed in an aggregate principal amount $300 million at any time outstanding, reduced by repayments and permanent reductions thereof due to application of (1) Net Cash Proceeds (as defined in the Notes Indenture) pursuant to Section 1015 of the Notes Indenture; and (2) Net Proceeds (as defined in the Senior Preferred Exchange Indenture) pursuant to Section 1015 of the Senior Preferred Exchange Indenture and (y) on and after the date of the consummation of the Triton Acquisition, Indebtedness Incurred under the New Credit Facility, PROVIDED that the amount of Indebtedness Incurred under the New Credit Facility and any other credit facilities similar in type to the New Credit Facility does not exceed in an aggregate principal amount $1.375 billion at any time outstanding, reduced by such repayments and permanent reductions thereof due to application of (1) Net Cash Proceeds (as defined in the Notes Indenture) as set forth in
              Section 1015 of the Notes Indenture and (2) Net

              Cash Proceeds (as defined in Senior Preferred Exchange Indenture) pursuant to Section 1015 of the Senior Preferred Exchange Indenture;

                     (C) Indebtedness of the Company or any Restricted Subsidiary of the Company owing to the Company or any Restricted Subsidiary of the Company ("Intercompany Indebtedness"); PROVIDED that (I) in the case of any such Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the rights of the holders of the Exchange Debentures, if and when issued, to the same extent as the Exchange Debentures will be subordinated to Senior Indebtedness and (II) if any event occurs that causes a Restricted Subsidiary of the Company to no longer be a Restricted Subsidiary of the Company, then this clause (C) shall no longer be applicable to such Indebtedness of that Restricted Subsidiary;

                     (D) Indebtedness of the Company or any Restricted Subsidiary of the Company to renew, extend, refinance or refund any Indebtedness of the Company or such Restricted Subsidiary outstanding or committed on the date of renewal, extension, refinancing or refunding other than Indebtedness Incurred pursuant to clause (B) or (C); PROVIDED, HOWEVER, that such Indebtedness does not exceed the principal amount of outstanding or committed Indebtedness so renewed, extended, refinanced or refunded plus premiums, accrued dividends, accrued interest, financing fees and other expenses associated therewith; and PROVIDED FURTHER, HOWEVER, that (I) such renewing, extending, refinancing or refunding Indebtedness shall not have a final maturity and shall not have any other mandatory repayments or redemptions prior to those of the Indebtedness being renewed, extended, refinanced or refunded; (II) in the case of any refinancing or refunding of Indebtedness that would rank PARI PASSU in right of payment to the Exchange Debentures (if and when issued), the refinancing or refunding Indebtedness would rank PARI PASSU or subordinate in right of payment to the Exchange Debentures (if and when issued) and, in the case of any refinancing or refunding of Indebtedness that would rank subordinate to the Exchange Debentures (if and when issued), the refinancing or refunding Indebtedness would rank subordinated in right of payment to the Exchange Debentures to substantially the same extent as the Indebtedness refinanced or refunded; and (III) no Restricted Subsidiary of the Company shall be permitted to refinance any Indebtedness of the Company pursuant to this clause (D), except that any Restricted Subsidiary may guarantee Indebtedness under this clause (D) if such Restricted Subsidiary had guaranteed the Indebtedness refinanced under this clause (D);

                     (E) Indebtedness Incurred by the Company or any Restricted Subsidiary of the Company under Interest Hedge Agreements to hedge interest on permitted Indebtedness; PROVIDED that the notional principal amount of any such Interest Hedge Agreements does not exceed the principal amount of Indebtedness to which such Interest Hedge Agreements relate;

                     (F) (1) Indebtedness of any Restricted Subsidiary of the Company (excluding Indebtedness of Wireless Alliance, if it becomes a Restricted Subsidiary, incurred pursuant to clause (F)
              (2) below), which does not exceed $75.0 million in the aggregate for all such Restricted Subsidiaries at any time outstanding (excluding any Intercompany Indebtedness or Acquired Indebtedness permitted to be Incurred under this Certificate of Designation), PROVIDED that after giving effect thereto on a pro forma basis the Company's Annualized Operating Cash Flow Ratio is less than, prior to July 1, 2001, 9.0 to 1.0, and thereafter, 8.0 to 1.0, and the Adjusted Annualized Operating Cash Flow Ratio of such Restricted Subsidiary is less than 5.0 to 1.0; and

                            (2) if it becomes a Restricted Subsidiary of the Company, Indebtedness of Wireless Alliance (excluding any Intercompany Indebtedness or Acquired Indebtedness permitted to be Incurred under this Certificate of Designation) which does not exceed $75.0 million in the aggregate at any time outstanding, PROVIDED that after giving effect thereto on a pro forma basis the Company's Annualized Operating Cash Flow Ratio is less than, prior to July 1, 2001, 9.0 to 1.0, and thereafter, 8.0 to 1.0, and the Adjusted Annualized Operating Cash Flow Ratio of such Restricted Subsidiary is less than 5.0 to1.0;

                     (G) any guarantee by any Restricted Subsidiary of the Company of any Indebtedness Incurred under the Credit Facility in compliance with this SECTION 9(a);

                     (H) Acquired Indebtedness, PROVIDED that on a pro forma basis after giving effect to the Incurrence of such Indebtedness, the Company shall be able to Incur $1.00 of additional Indebtedness pursuant to the provisions described under SECTION 9(a)(i);

                     (I) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business, Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims, and self-insurance of other Indebtedness issued in the ordinary course of business with respect to reimbursement type obligations regarding workers' compensation claims;

                     (J) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

                     (K) Indebtedness (including Capital Lease Obligations) Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of telecommunications network assets, equipment or inventory acquired by the Company or any of its Restricted Subsidiaries which, in the aggregate, does not exceed $15.0 million at any time outstanding; and

                     (L) Indebtedness of the Company or any Restricted Subsidiary, which does not exceed $75.0 million at any time outstanding.

                     For purposes of determining any particular amount of
              Indebtedness under this SECTION 9(a), (i) guarantees, Liens or obligations with respect to letters of credit or other similar instruments supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and
              (ii) any Liens securing the Exchange Debentures granted pursuant to the equal and ratable provisions referred to under SECTION 9(f) shall not be treated as giving rise to Indebtedness.

                     For purposes of determining compliance with this SECTION
              9(a), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (B) above), the Company, in its sole discretion, shall classify (including under the first paragraph of SECTION 9(a)), and from time to time may reclassify (including under the first paragraph of this SECTION 9(a)), such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses (or paragraph).

              The accrual of interest or dividends or the accretion of accreted value will not be deemed an incurrence of Indebtedness for the purposes of this SECTION 9(a).

       (b)    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

              The Company shall not permit any Restricted Subsidiary of the Company to create or issue any Preferred Stock except:

              (i)    Preferred Stock outstanding on the Issue Date;

              (ii) Preferred Stock issued to and held by the Company or any of its Restricted Subsidiaries (PROVIDED that, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary of the Company, the portion of the liquidation value of such Preferred Stock equal to the product of
       (x) the percentage of the common equity interest of such Restricted Subsidiary that the Company does not own, directly or indirectly and (y) the aggregate liquidation value of such Preferred Stock must be permitted to be issued pursuant to clause (v) below);

              (iii) Preferred Stock issued by any Person prior to that Person's having become a direct or indirect Restricted Subsidiary of the Company;

              (iv) Preferred Stock issued by a Restricted Subsidiary of the Company the proceeds of which are used to refinance certain outstanding Preferred Stock of such Restricted Subsidiary, PROVIDED that (A) the liquidation value of the refinancing Preferred Stock does not exceed the liquidation value so refinanced plus premiums, accrued dividends, financing fees and other expenses associated with such refinancing and
       (B) such refinancing Preferred Stock has no mandatory redemptions prior to (and in no greater amounts than) the Preferred Stock being refinanced; and

              (v) Preferred Stock issued by a Restricted Subsidiary to the extent such Preferred Stock, together with all other Restricted Subsidiary Indebtedness, could be incurred pursuant to clause (F) or (L) of SECTION 9(a)(ii).

       (c)    RESTRICTED PAYMENTS.

              (i) The Company and its Restricted Subsidiaries shall not make any Restricted Payment unless after giving effect thereto (A) no Voting Rights Triggering Event or event which, with notice or lapse of time or both, would become a Voting Rights Triggering Event has occurred and is continuing; (B) the Company would be permitted to Incur an additional $1.00 of Indebtedness pursuant to SECTION 9(a)(i); (C) the total of all Restricted Payments made on or after July 1, 1998 does not exceed the sum of (I) Cumulative Operating Cash Flow less 1.75 times Cumulative Interest Expense, (II) 100% of the aggregate Qualified Capital Stock Proceeds of the Company after the Issue Date (excluding Qualified Capital Stock Proceeds received to consummate the Triton Acquisition) and (III) an amount equal to the sum of (1) the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investments (except, in each case, to the extent any such proceeds or other amounts are included in the calculation of Consolidated Net Income) and (2) the portion (proportionate to the Company's direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Person (including any Unrestricted Subsidiary), the amount of Investments previously made (and treated as a Restricted Payment) by the Company or its Restricted Subsidiaries in such Person; and (D) all accumulated and unpaid dividends on the Exchangeable Preferred Stock shall have been paid in full as provided in this Certificate of Designation.

              (ii) The provisions in SECTION 9(c)(i) shall not be violated, so long as (except as otherwise provided in clause (D) below) no Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event has occurred and is continuing or shall occur as a consequence of the actions or payments set forth below, by reason of (A) the payment of any dividend within 60 days after declaration thereof, if at the declaration date such payment would have complied with the foregoing provision, (B) the purchase, acquisition, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries, (C) the redemption, defeasance, repurchase or other acquisition or retirement of any Junior Stock of the Company or its Restricted Subsidiaries either in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Junior Stock, (D) the issuance of the Class T Convertible Preferred Stock, without regard for whether a Voting Rights Triggering Event or event which with notice or lapse of time or both would become a Voting Rights Triggering Event has occurred and is continuing or shall occur as a consequence of such issuance (provided that (i) the liquidation preference of all such preferred stock issued upon such exchange shall not exceed $15.0 million), (ii) the annual dividend rate on such preferred stock shall not exceed 5.0%, (iii) no dividend shall be payable on such preferred stock prior to the mandatory redemption date of such preferred stock, (iv) the mandatory redemption of such preferred stock shall not occur prior to one year after the mandatory redemption of the Exchangeable Preferred Stock and
       (v) such preferred stock is issued in exchange for shares of the Company's Class A common stock and Class B common stock in order to satisfy the Federal Communications Commission cross ownership rules);
       (E) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Junior Stock of the Company to the extent necessary in the good faith judgment of the Board of Directors (evidenced by the vote of a majority of the disinterested members) to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency, that is deemed material to the Company or its Restricted Subsidiary, as the case may be, by the Board of Directors;
       (F) the purchase, redemption, retirement or other acquisition for value of shares of Junior Stock of the Company, or options, warrants or other rights to purchase such shares, held by directors, employees or former directors or employees of the Company or of any Restricted Subsidiary, or their estates or beneficiaries under their estates, upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Junior Securities or options, warrants or other rights were issued, but only if the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Junior Stock or options, warrants or other rights after the Issue Date does not exceed (1) $2.0 million in any calendar year (provided that unused amounts may be carried over to succeeding 12 month periods, subject to a maximum aggregate carry over of $2.0 million), plus (2) the aggregate net cash proceeds received by us during that calendar year from any reissuance of the Qualified Capital Stock to the directors and employees of the Company and its Restricted Subsidiaries' (PROVIDED that the amount of any such net cash proceeds that are used to permit a purchase, redemption, retirement or other acquisition for value pursuant to this clause (F) shall be excluded from clause (B) of the preceding paragraph); and (G) Restricted
       Payments, in addition to Restricted Payments permitted pursuant to clauses (A) through (F) above, not in excess of $25 million in the aggregate after the Issue Date.

       The payments described in clauses (A), (C) (PROVIDED that the proceeds of the sale of the Qualified Junior Stock constitute Qualified Capital Stock Proceeds), (E), (F) and (G) of this SECTION 9(c)(ii) shall count as Restricted Payments for the calculation under SECTION 9(c)(i).

       (d) LIMITATIONS CONCERNING DISTRIBUTIONS AND TRANSFERS BY RESTRICTED SUBSIDIARIES.

              The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual restriction or prohibition on the ability of any of its Restricted

       Subsidiaries to: (A) pay dividends on, or make other distributions in respect of, its Capital Stock, or any other ownership interest or participation in, or measured by, its profits, to the Company or any Restricted Subsidiary of the Company or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; (B) make any loans or advances to the Company or any Restricted Subsidiary of the Company; or (C) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary of the Company to, suffer to exist any such restriction or prohibition: (I) pursuant to this Certificate of Designation, the Notes Indenture, the Existing Credit Facility, the certificate of designation governing the Senior Preferred Stock or any other agreement in effect on the Issue Date; (II) pursuant to an agreement relating to any Indebtedness of such Restricted Subsidiary which was outstanding or committed prior to the date on which such Restricted Subsidiary was acquired by the Company other than in anticipation of becoming a Restricted Subsidiary, PROVIDED that such restriction or prohibition shall not apply to any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets of such Restricted Subsidiary and its Subsidiaries;
       (III) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of any agreement described in clauses (I) and
       (II) above, PROVIDED, HOWEVER, that the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such restriction or prohibition are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof; (IV) existing under or by reason of applicable law;
       (V) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;
       (VI) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (C) of this SECTION 9(d); (VII) restrictions of the type referred to in clause (C) of this SECTION 9(d) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise Incurred in accordance with
       SECTION 9(f) below and restrict the transfer of property subject to such agreements; (VIII) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business or (IX) pursuant to contracts with respect solely to a Restricted Subsidiary which have been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary (PROVIDED that (1) such restriction or prohibition applies solely to the Capital Stock or assets of such Restricted Subsidiary which are being sold, (2) immediately after giving effect to the transactions contemplated by such contract, no Voting Rights Triggering Event or circumstance which with notice or lapse of time or both would become a Voting Rights Triggering Event would exist and (3) such restriction or prohibition is terminated on the earlier of the date the transactions contemplated by such contract are consummated or the first anniversary of the date of such contract).

       (e)    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

              The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any transaction involving aggregate consideration (i) up to $1 million, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with or to any Affiliate or Related Person of the Company (other than a Restricted Subsidiary), unless the Company's management determines in good faith that (A) such transaction is in the best interests of the Company or such Restricted Subsidiary and (B) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those which might be obtained in arm's-length transactions with a third party at the time; (ii) in excess of $1.0 million but not exceeding $5.0 million, unless the management of the Company makes the determination (which determination will be evidenced by an Officers' Certificate) set forth in clause (i) of this paragraph; and
       (iii) in excess of $5.0 million, unless a majority of disinterested members of the Board of Directors of the Company makes the determinations (which determinations will be evidenced by a Board Resolution) set forth in clause (i) of this paragraph.

              Notwithstanding the foregoing, the following payments shall not be subject to the provisions described in the first paragraph of this covenant: (i) payment of customary fees and indemnity payments to our directors who are not employees of the Company and the payment of compensation and indemnity payments to officers of the Company, in each case, in the ordinary course of business and (ii) Restricted Payments made in compliance with SECTION 9(c).

       (f)    LIMITATIONS ON LIENS.

              (i) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness that ranks in right of payment PARI PASSU with or subordinate to the Exchange Debentures, if and when issued, without making, or causing such Restricted Subsidiary to make, effective provision for securing the Exchange Debentures, if and when issued, (A) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness shall be so secured or (B) in the event such Indebtedness is Indebtedness of the Company or a Restricted Subsidiary of the Company which is subordinate in right of payment to the Exchange Debentures, if and when issued, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

              (ii) The restrictions in SECTION 9(f)(i) shall not apply to (A) Liens existing in respect of any Indebtedness that exists on the Issue Date; (B) Liens in favor of the

       Company or Liens in favor of a Wholly Owned Restricted Subsidiary of the Company on the assets or Capital Stock of another Wholly Owned Restricted Subsidiary of the Company; (C) Liens to secure Indebtedness outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens; PROVIDED, HOWEVER, that (I) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (II) such Lien does not extend to or cover any other property other than such item of property or any improvements on such item and
       (III) the Incurrence of such Indebtedness is otherwise permitted by this Certificate of Designation; (D) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition); (E) Liens to secure Indebtedness to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in clauses
       (A), (C) and (D) of this SECTION 9(f)(ii) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (B) or (D) of SECTION 9 (a)(ii); (F) Liens on any Permitted Investment in Cooperative Bank Equity in favor of any Cooperative Banks; (G) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; or (H) any other Liens in respect of any Indebtedness which Indebtedness does not exceed $1 million in the aggregate.

       (g)    LIMITATION ON CERTAIN DEBT.

              The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless the Indebtedness so Incurred is either PARI PASSU or subordinate in right of payment to the Exchange Debentures (if and when issued). For the avoidance of doubt, the foregoing limitation will not apply to distinctions between categories of the Company's Senior Indebtedness that exist by reason of any Liens or guarantees arising or created in respect of some but not all such Senior Indebtedness.

       (h)    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.

              The Company shall not consolidate with or merge into any Person or permit any other Person to consolidate with or merge into the Company, or transfer, sell, convey or lease or otherwise dispose of all or substantially all of its assets to, any Person unless, (i) (A) the Company is the surviving entity or (B) if the Company is not the surviving entity, then the successor or transferee shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of such successor or transferee company, having in respect of such successor or transferee company substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Exchangeable Preferred Stock had immediately prior to such transaction, (ii) the Consolidated Net Worth of the successor or transferee immediately after the transaction is not less than 100% of the Company's Consolidated Net Worth immediately prior to the transaction, (iii) immediately after giving effect to such transaction, the Company (or its permitted successor or transferee) would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to SECTION 9(a)(i), (iv) after giving effect to such transaction no Voting Rights Triggering Event or event which with notice or lapse of time would become a Voting Rights Triggering Event has occurred and is continuing, and (v) an Officers' Certificate and an Opinion of Counsel covering such conditions shall be delivered to the Transfer Agent.

              However, clause (iii) above will not apply if, in good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of the transaction is to change the Company's state of incorporation and the transaction shall have not have as one of its purposes the evasion of the foregoing limitations.

       (i)    REPORTS.

              Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Transfer Agent and to each Holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of
       Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

10.    AMENDMENT.

       Unless otherwise provided in SECTION 2(b) or 7, neither this Certificate of Designation or the Escrow Agreement shall be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Exchangeable Preferred Stock so as to affect them adversely without the affirmative vote of the Holders of a majority or more of the outstanding Exchangeable Preferred Stock voting separately as a class.

11.    EXCLUSION OF OTHER RIGHTS.

       Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time in accordance with the terms hereof) and in the Articles of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

12.    HEADINGS OF SECTIONS.

       The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13.    SEVERABILITY OF PROVISIONS.

       If any voting power, preference or relative, participating, optional and other special right of the Exchangeable Preferred Stock or qualification, limitation or restriction thereof set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting power, preference and relative, participating, optional or other special right of Exchangeable Preferred Stock or qualification, limitation or restriction thereof, shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

14.    OTHER INSTRUMENTS OR AGREEMENTS.

       It is the intent of the Company that this Certificate of Designation shall stand on its own and shall not be read as one agreement with, or be deemed to relate to, any other instrument executed by the Company or any other agreement entered into by the Company, on the one hand, and any holder of Preferred Stock of the Company, on the other hand, for purposes of determining the intended meaning of any provision in this Certificate of Designation or any such other instrument or agreement. In furtherance of the foregoing, it is understood and agreed by the Company and each Holder of Exchangeable Preferred Stock that the inclusion of provisions in this Certificate of Designation not included in any such other instrument or agreement (or the exclusion of provisions in this Certificate of Designation included in any such other instrument or agreement) shall not affect the interpretation of the provisions of this Certificate of Designation and such other instrument or agreement.



                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Ann K. Newhall of the Company, this 10th day of February, 2000.

                                   RURAL CELLULAR CORPORATION


                                   By:     /s/ Ann. K. Newhall
                                       -------------------------------------
                                   Name:   Ann K. Newhall
                                   Title:  Senior Vice President and General
                                           Counsel

                                    ANNEX A


                           FORM OF EXCHANGE INDENTURE



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                          RURAL CELLULAR CORPORATION

                                      TO

                           NORWEST BANK MINNESOTA,
                             NATIONAL ASSOCIATION
                                  as Trustee


                               ----------------


                                  INDENTURE

                       Dated as of _____________, _____


                               ----------------




                                $______________


                12 1/4% Senior Subordinated Debentures due 2011


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-------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

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                                     ARTICLE ONE

                           DEFINITIONS AND OTHER PROVISIONS
                                OF GENERAL APPLICATION

SECTION 101.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 102.   Compliance Certificates and Opinions. . . . . . . . . . . . . . . . 25
SECTION 103.   Form of Documents Delivered to Trustee. . . . . . . . . . . . . . . 25
SECTION 104.   Acts of Holders; Record Date. . . . . . . . . . . . . . . . . . . . 26
SECTION 105.   Notices, Etc., to Trustee and Company . . . . . . . . . . . . . . . 27
SECTION 106.   Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . 28
SECTION 107.   Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . 28
SECTION 108.   Effect of Headings and Table of Contents. . . . . . . . . . . . . . 28
SECTION 109.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 110.   Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 111.   Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 112.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 113.   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 114.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 115.   Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                     ARTICLE TWO

                                    SECURITY FORMS

SECTION 201.   Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 202.   Form of Face of Security. . . . . . . . . . . . . . . . . . . . . . 31
SECTION 203.   Form of Reverse of Security . . . . . . . . . . . . . . . . . . . . 34
SECTION 204.   Form of Trustee's Certificate of Authentication . . . . . . . . . . 38

                                    ARTICLE THREE

                                    THE SECURITIES

SECTION 301.   Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 302.   Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 303.   Execution, Authentication, Delivery and Dating. . . . . . . . . . . 40
SECTION 304.   Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . 41

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SECTION 305.   Global Securities . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 306.   Registration; Registration of Transfer and Exchange Generally;
               Certain Transfers and Exchanges . . . . . . . . . . . . . . . . . . 43
SECTION 307.   Mutilated, Destroyed, Lost and Stolen Securities. . . . . . . . . . 45
SECTION 308.   Payment of Interest; Interest Rights Preserved. . . . . . . . . . . 46
SECTION 309.   Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 310.   Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
SECTION 311.   Computation of Interest . . . . . . . . . . . . . . . . . . . . . . 48

                                     ARTICLE FOUR

                              SATISFACTION AND DISCHARGE

SECTION 401.   Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . 49
SECTION 402.   Application of Trust Money. . . . . . . . . . . . . . . . . . . . . 50

                                     ARTICLE FIVE

                                       REMEDIES

SECTION 501.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 502.   Acceleration of Maturity; Rescission and Annulment. . . . . . . . . 53
SECTION 503.   Collection of Indebtedness and Suits for Enforcement by
               Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 504.   Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . 55
SECTION 505.   Trustee May Enforce Claims Without Possession of Securities . . . . 56
SECTION 506.   Application of Money Collected. . . . . . . . . . . . . . . . . . . 56
SECTION 507.   Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 508.   Unconditional Right of Holders to Receive Principal  Premium and
               Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 509.   Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . 58
SECTION 510.   Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . 58
SECTION 511.   Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . 58
SECTION 512.   Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 513.   Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 514.   Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 515.   Waiver of Stay or Extension Laws. . . . . . . . . . . . . . . . . . 60

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                                     ARTICLE SIX

                                     THE TRUSTEE

SECTION 601.   Certain Duties and Responsibilities . . . . . . . . . . . . . . . . 61
SECTION 602.   Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . 61
SECTION 603.   Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . 62
SECTION 604.   Not Responsible for Recitals or Issuance of Securities. . . . . . . 63
SECTION 605.   May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . 64
SECTION 606.   Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . 64
SECTION 607.   Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . 64
SECTION 608.   Disqualification; Conflicting Interests . . . . . . . . . . . . . . 65
SECTION 609.   Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . 65
SECTION 610.   Resignation and Removal; Appointment of Successor . . . . . . . . . 66
SECTION 611.   Acceptance of Appointment by Successor. . . . . . . . . . . . . . . 67
SECTION 612.   Merger, Conversion, Consolidation or Succession to Business . . . . 67
SECTION 613.   Preferential Collection of Claims Against Company . . . . . . . . . 68
SECTION 614.   Appointment of Authenticating Agent . . . . . . . . . . . . . . . . 68

                                    ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.   Company to Furnish Trustee Names and Addresses of Holders . . . . . 70
SECTION 702.   Preservation of Information; Communications to Holders. . . . . . . 70
SECTION 703.   Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . 71
SECTION 704.   Reports by Company. . . . . . . . . . . . . . . . . . . . . . . . . 71

                                    ARTICLE EIGHT

                 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.   Company May Consolidate, Etc., Only on Certain Terms. . . . . . . . 72
SECTION 802.   Successor Substituted . . . . . . . . . . . . . . . . . . . . . . . 73

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                                     ARTICLE NINE

                               SUPPLEMENTAL INDENTURES

SECTION 901.   Supplemental Indentures Without Consent of Holders. . . . . . . . . 74
SECTION 902.   Supplemental Indentures With Consent of Holders . . . . . . . . . . 74
SECTION 903.   Execution of Supplemental Indentures. . . . . . . . . . . . . . . . 75
SECTION 904.   Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . 76
SECTION 905.   Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . 76
SECTION 906.   Reference in Securities to Supplemental Indentures. . . . . . . . . 76
SECTION 907.   Notice of Supplemental Indenture. . . . . . . . . . . . . . . . . . 76

                                     ARTICLE TEN

                                      COVENANTS

SECTION 1001.  Payment of Principal, Premium and Interest. . . . . . . . . . . . . 77
SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . 77
SECTION 1003.  Money for Security Payments to Be Held in Trust . . . . . . . . . . 77
SECTION 1004.  Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
SECTION 1005.  Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . 79
SECTION 1006.  Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . 80
SECTION 1007.  Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . 80
SECTION 1008.  Limitation on Consolidated Indebtedness . . . . . . . . . . . . . . 80
SECTION 1009.  Limitation on Preferred Stock of Restricted Subsidiaries. . . . . . 84
SECTION 1010.  Limitation on Certain Indebtedness. . . . . . . . . . . . . . . . . 85
SECTION 1011.  Limitation on Restricted Payments . . . . . . . . . . . . . . . . . 85
SECTION 1012.  Limitations Concerning Distributions and Transfers by Restricted
               Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
SECTION 1013.  Limitations on Liens. . . . . . . . . . . . . . . . . . . . . . . . 88
SECTION 1014.  Limitation on Transactions with Affiliates and Related Persons. . . 90
SECTION 1015.  Limitation on Asset Sales . . . . . . . . . . . . . . . . . . . . . 90
SECTION 1016.  [INTENTIONALLY LEFT BLANK]. . . . . . . . . . . . . . . . . . . . . 93
SECTION 1017.  Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . 93
SECTION 1018.  Statement by Officers as to Default; Compliance Certificates. . . . 95
SECTION 1019.  Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . 96

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SECTION 1020.  [INTENTIONALLY LEFT BLANK]. . . . . . . . . . . . . . . . . . . . . 96

                                    ARTICLE ELEVEN

                               REDEMPTION OF SECURITIES

SECTION 1101.  Right of Redemption . . . . . . . . . . . . . . . . . . . . . . . . 97
SECTION 1102.  Applicability of Article Eleven . . . . . . . . . . . . . . . . . . 97
SECTION 1103.  Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . 97
SECTION 1104.  Selection by Trustee of Securities to Be Redeemed . . . . . . . . . 97
SECTION 1105.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . 98
SECTION 1106.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . 99
SECTION 1107.  Securities Payable on Redemption Date . . . . . . . . . . . . . . . 99
SECTION 1108.  Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . 99

                                    ARTICLE TWELVE

                             SUBORDINATION OF SECURITIES

SECTION 1201.  Securities Subordinate to Senior Indebtedness . . . . . . . . . . .100
SECTION 1202.  Payment Over of Proceeds Upon Dissolution . . . . . . . . . . . . .100
SECTION 1203.  No Payment When Senior Indebtedness in Default. . . . . . . . . . .101
SECTION 1204.  Payment Permitted If No Default . . . . . . . . . . . . . . . . . .102
SECTION 1205.  Subrogation to Rights of Holders of Senior Indebtedness . . . . . .103
SECTION 1206.  Provisions Solely to Define Relative Rights . . . . . . . . . . . .103
SECTION 1207.  Trustee to Effectuate Subordination . . . . . . . . . . . . . . . .104
SECTION 1208.  No Waiver of Subordination Provisions . . . . . . . . . . . . . . .104
SECTION 1209.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . .104
SECTION 1210.  Reliance on Judicial Order or Certificate of Liquidating
               Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .105
SECTION 1211.  Trustee Not Fiduciary for Holders of Senior Debt. . . . . . . . . .106
SECTION 1212.  Rights of Trustee as Holder of Senior Indebtedness;
               Preservation of Trustee's Rights. . . . . . . . . . . . . . . . . .106
SECTION 1213.  Article Twelve Applicable to Paying Agents. . . . . . . . . . . . .106
SECTION 1214.  Defeasance of this Article Twelve . . . . . . . . . . . . . . . . .106


                                                                                 Page
                                                                                 ----
                                   ARTICLE THIRTEEN

                          DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  Company's Option to Effect Defeasance or Covenant Defeasance. . . .108
SECTION 1302.  Defeasance and Discharge. . . . . . . . . . . . . . . . . . . . . .108
SECTION 1303.  Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . .108
SECTION 1304.  Conditions to Defeasance or Covenant Defeasance . . . . . . . . . .109
SECTION 1305.  Deposited Money and U.S. Government Obligations
               to Be Held in Trust; Other Miscellaneous Provisions . . . . . . . .111
SECTION 1306.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . .112

               INDENTURE, dated as of __________, _____ (this "Indenture"), between Rural Cellular Corporation, a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company"), having its principal office at 3905 Dakota Street S. W., Alexandria, Minnesota 56308, and Norwest Bank Minnesota, National Association, having its principal office at N 9303-120, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, a trust company duly organized and existing under the laws of the State of Minnesota, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

               The Company has duly authorized the creation of an issue of its 12 1/4% Senior Subordinated Debentures due 2011 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

               All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.   DEFINITIONS.

               For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

               (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the assets and liabilities of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Wholly Owned Restricted Subsidiaries; and

               (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               Certain terms, used principally in Articles Six and Ten, are defined as provided in such Articles.

               "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in the case of both of the preceding clause (i) and clause (ii), other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

               "Acquired Person" has the meaning specified in the definition of Permitted Investments.

               "Act," when used with respect to any Holder, has the meaning specified in Section 104.

               "Additional Securities" has the meaning set forth in Section
301.

               "Adjusted Annualized Operating Cash Flow Ratio" of any Person means the Annualized Operating Cash Flow Ratio of such Person as adjusted to treat all Preferred Stock of such Person as Redeemable Stock.

               "Administrative Agent" means the Person or Persons designated as such under the Credit Facility.

               "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agent Member" means any member of, or participant in, the Depositary.

               "Annualized Operating Cash Flow" of any Person means the Operating Cash Flow of such Person for the Reference Period multiplied by two.

               "Annualized Operating Cash Flow Ratio" of any Person on any date (the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of (i) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness on such Transaction
Date) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all dispositions of businesses made by such Person and its Restricted Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such dispositions had occurred at the beginning of such Reference Period); PROVIDED that for purposes of such computation, in calculating Annualized Operating Cash Flow and Consolidated Indebtedness:
(a) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the Incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire Reference Period; (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period; and (e) the Indebtedness and Annualized Operating Cash Flow of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person's common equity interest in such Restricted Subsidiary on the date of determination of the Annualized Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary's Indebtedness and of such Subsidiary's Annualized Operating Cash Flow would be included in the calculation of such Person's aggregate Indebtedness and Annualized Operating Cash Flow, respectively). When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Restricted Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

               "Applicable Premium" means, with respect to any Securities being redeemed or paid on any redemption date, the greater of (i) 1.0% of the aggregate principal amount of such Securities being redeemed or paid; or (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Securities being redeemed or paid at February 15, 2005 (such redemption price being set forth in the table under Article 2) plus (2) all required interest payments due on such Securities being redeemed or paid through February 15, 2005 (such interest to be deemed to be payable in cash for purposes of such determination (assuming a 360-day year consisting of twelve 30-day months) but excluding accrued and unpaid interest since the most recent interest payment date), computed on a semi-annual basis for Securities using a discount rate equal to the Treasury Rate plus 50.0 basis point over, (B) the principal amount of such Securities being redeemed or paid.

               "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and CEDEL, in each case to the extent applicable to such transaction and as in effect from time to time.

               "Asset Sale" has the meaning specified in Section 1015.

               "Asset Sale Offer" has the meaning set forth in Section 1015.

               "Asset Sale Offer Amount" has the meaning set forth in
Section 1015.

               "Asset Sale Offer Date" has the meaning set forth in
Section 1015.

               "Asset Sale Offer Period" has the meaning set forth in
Section 1015.

               "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

               "Board of Directors" of a Person which is a corporation, means either the board of directors of that Person or any duly authorized committee of that board.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, to be in full force and effect on the date of such certification and delivered to the Trustee.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the State of Minnesota are authorized or obligated by law or executive order to close.

               "Capital Lease Obligation" means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with generally accepted accounting principles.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, including voting and non-voting) of equity of such Person.

               "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit of, and commercial paper issued by the parent corporation of any domestic commercial bank or domestic branch of any foreign commercial bank organized in any OECD member country, in each case, of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition, (iii )repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) or (iv) herein, and (iv) investments in money market funds substantially all of whose assets comprise securities of the types described in (i) and (ii) above.

               "CEDEL" means Cedel Bank, S.A. (or any successor securities clearing agency).

               "Change of Control" has the meaning set forth in Section 1017.

               "Change of Control Offer" has the meaning set forth in
Section 1017.

               "Change of Control Offer Period" has the meaning set forth in
Section 1017.

               "Change of Control Offer Purchase Date" has the meaning set forth in Section 1017.

               "Commission" means the United States Securities and Exchange Commission.

               "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, including voting and non-voting) of equity of such Person.

               "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

               "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

               "Consolidated Indebtedness" of any Person means at any date the Indebtedness of such Person and its Restricted Subsidiaries at such date.

               "Consolidated Interest Expense" of any Person means for any period the interest expense included in an income statement (taking into account the effect of any Interest Hedge Agreements but without deduction of interest income) of such Person and its Restricted Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Indebtedness discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;
(iv) fees with respect to Interest Hedge Agreements; (v) the portion of any rental obligations in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (vi) Preferred Stock dividends accrued or payable other than dividends on Qualified Capital Stock of such Person.

               "Consolidated Net Income" of any Person means for any period the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that there shall be excluded therefrom (to the extent included and without duplication) (i) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person after the date of this Indenture in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (iii) gains or losses from sales of assets other than sales of assets acquired and held for resale in the ordinary course of business, (iv) for purposes of Section 1011, the net income, if positive, of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at that time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary, and (v) all extraordinary gains and extraordinary losses.

               "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that, with respect to the Company, adjustments following the date of this Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person and its Subsidiaries shall not be given effect; PROVIDED FURTHER, that such computation shall exclude (i) any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and (ii) Unrestricted Subsidiaries.

               "Cooperative Bank Equity" means non-voting equity interests in Cooperative Banks.

               "Cooperative Banks" means lenders under the Credit Facility which are cooperative banks.

               "Corporate Trust Office" means the principal office of the Trustee at N 9303-120, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479 at which at any particular time its corporate trust business shall be administered or such other location designated by the Trustee in a report pursuant to Section 703(a).

               "Credit Facility" means the Existing Credit Facility or the New Credit Facility including, in each case, any and all instruments and agreements executed in connection therewith, as such documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time irrespective of any changes in the terms and conditions thereof.

               "Cumulative Interest Expense" means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period beginning July 1, 1998 through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

               "Cumulative Operating Cash Flow" means Operating Cash Flow of the Company and its Restricted Subsidiaries for the period beginning July 1, 1998 through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment.

               "Defaulted Interest" has the meaning specified in Section 308.

               "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary. The Depositary will initially be DTC.

               "Designated Senior Indebtedness" means the Indebtedness under the Credit Facility.

               "DTC" means The Depository Trust Company, a New York corporation.

               "DWAC" means the DTC Deposit/Withdrawal at Custodian System.

               "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

               "Event of Default" has the meaning specified in Section 501.

               "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

               "Exchange Date" means the time and date the Securities are first issued under this Indenture in exchange for the Exchangeable Preferred Stock.

               "Exchangeable Preferred Stock" means the Company's 12 1/4% Junior Exchangeable Preferred Stock.

               "Existing Credit Facility" means the Amended and Restated Loan Agreement, dated as of July 1, 1998, by and among TD Securities (USA) Inc., as arranging agent for the lenders and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time, including, without limitation, any renewals, extensions, substitutions, refinancing, restructuring, replacements, supplementation or other modifications of the foregoing that increase the aggregate amount of borrowings outstanding or the aggregate commitments of the lenders thereunder, extend or shorten the maturity of any Indebtedness incurred thereunder or contemplated thereby or add or delete borrowers or guarantors thereunder or that effect any other change in the terms and conditions thereof.

               "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

               "Fair Market Value" means, with respect to any assets or Person, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (i) if such Person or assets have a Fair Market Value in excess of $250,000, but not in excess of $5 million, by any officer of the Company and evidenced by an Officers' Certificate, dated within 30 days of the relevant transaction, or (ii) if such Person or assets has a Fair Market Value of $5 million or more, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, based on an appraisal of an independent appraiser of national reputation.

               "Global Securities" has the meaning set forth in Section 201.

               "Holder" means a Person in whose name a Security is registered in the Security Register.

               "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

               "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party other than any other such obligation which would constitute an operating lease obligation of such Person under United States generally accepted accounting principles, (viii) all obligations under Interest Hedge Agreements, (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise or which is secured by a Lien on any asset of such Person and (x) the liquidation value of Preferred Stock of a Subsidiary of such person issued and outstanding and held by other than such Person (or one of its Restricted Subsidiaries, except that if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary of such Person, the portion of the liquidation value of such Preferred Stock equal to the product of (1) the percentage of the common equity interest of such Restricted Subsidiary that is not owned, directly or indirectly, by such Person and (2) the aggregate liquidation value of such Preferred Stock shall constitute Indebtedness); PROVIDED that for all purposes of this Indenture, (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with generally accepted accounting principles, (B) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) Indebtedness shall not include any liability for federal, state, local or other taxes. For purposes of this Indenture, the amount of any Indebtedness shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person or in any event until the counterparty thereunder defaults in its corresponding payment, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

               "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

               "Intercompany Indebtedness" has the meaning set forth in
Section 1008.

               "Interest Hedge Agreements" means any interest rate swap, cap, collar, floor, option or swap agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Company or any Restricted Subsidiary, on the one hand, and any Person (other than an Affiliate of the Company or any Restricted Subsidiary), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

               "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

               "Investment" by any Person in any other Person means (without duplication): (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (c) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of Section 1011 (i) "Investment" shall include and be valued at the Fair Market Value of such Person's PRO RATA interest in the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the lesser of (A) the Fair Market Value of such Person's pro rata interest in the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (B) the Fair Market Value of the amount of such Person's Investments (other than Permitted Investments) made in (net of cash distributions received from) such Unrestricted Subsidiary since the date of this Indenture, and (ii) the amount of any Investment shall be the Fair Market Value of such Investment at the time any such Investment is made.

               "Issue Date" means the time and date of the first issuance of the Exchangeable Preferred Stock.

               "Junior Certificate of Designation" means the Certificate of Designation of Voting Power, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of the Exchangeable Preferred Stock.

               "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

               "Marketable Securities" has the meaning set forth in Section
1015.

               "Maturity" means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

               "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (a) any note or installment receivable at any time or (b) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset
Sale), less the sum of (i) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and (ii) the aggregate amount of cash so received which is used to retire any existing Senior Indebtedness or Indebtedness of the Company that ranks PARI PASSU in right of payment with the Securities or existing Indebtedness of such Restricted Subsidiaries, as the case may be, which is required to be repaid in connection with such Asset Sale or is secured by a Lien on the property or assets of the Company or any of its Restricted Subsidiaries, as the case may be.

               "New Credit Facility" means the amendment and restatement of the refinancing or replacement of the Existing Credit Facility in connection with and conditioned upon the consummation of the Triton Acquisition, with the same, a deletion of, or additional lenders, including, without limitation, any successive renewals, extensions, substitutions, refinancing, restructurings, replacements, supplementations or other modifications of the foregoing that increase the aggregate amount of borrowing outstanding or the aggregate commitments of the lenders thereunder, extend or shorten the maturity of any Indebtedness incurred thereunder or contemplated thereby or add or delete borrowers or guarantors thereunder or that effect any other change in the terms and conditions hereof.

               "Notes Indenture" means that certain Indenture dated as of May 14, 1998, relating to the Company's Senior Subordinated Notes.

               "Notice of Default" has the meaning specified in Section 501.

               "Offer" has the meaning specified in the definition of Offer to Purchase.

               "Offer to Purchase" means a written offer (the "Offer") sent by the Company to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which, subject to any contrary requirements of applicable law, shall be not less than 30 days nor more than 60 days after the date of such Offer to Purchase and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 704 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

               (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

               (2)   the Expiration Date and the Purchase Date;

               (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

               (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

               (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

               (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

               (7) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

               (8) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

               (9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

               (10) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

               (11) that in case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

               "Officers' Certificate" means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Trustee.

               "Operating Cash Flow" for any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its Subsidiaries, (ii) depreciation, amortization and other non-cash charges of such Person and its Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its Subsidiaries in accordance with generally accepted accounting principles, less (c) the sum, without duplication (and only to the extent such amounts are included in such Consolidated Net Income) of (i) all extraordinary gains of such Person and its Subsidiaries during such period and (ii) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period; and in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Company's Annualized Operating Cash Flow Ratio shall be made on a pro forma basis on the assumption that the percentage of the Company's common equity interest in such Restricted Subsidiary throughout the applicable Reference Period was equivalent to its common equity interest on the date of the determination. When the foregoing definition is used in connection with the Company, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee, delivered to the Trustee.

               "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

               (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

               (iii) Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

               "PARI PASSU," when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

               "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

               "Payment Blockage Period" has the meaning specified in Section 1203.

               "Permitted Investments" means (i) Investments in Cash Equivalents; (ii) Investments in the Company or a Restricted Subsidiary (other than payments described in clause (iii) of the second paragraph of Section 1011 and Investments in the Company by its Restricted Subsidiary pursuant to clause (ii) of the definition of "Restricted Payments"); (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Wireless Communications Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any Restricted Subsidiary or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale that complies with the covenants in
Section 1015; (vi) advances and prepayments for asset purchases in the ordinary course of business in a Wireless Communications Business of the Company or a Restricted Subsidiary; (vii) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses; (viii) the purchase of Cooperative Bank Equity in Cooperative Banks to the extent required by the charter documents of such Cooperative Banks in connection with the Incurrence of any Indebtedness which is provided by such Cooperative Banks under the Credit Facility, PROVIDED that such Incurrence is permitted under the terms of this Indenture; (ix) any Investment by the Company of Qualified Capital Stock Proceeds received after July 1, 1998, in any Unrestricted Subsidiary which conducts or will conduct a Telecommunications Business (PROVIDED that any such Qualified Capital Stock Proceeds used to consummate the Triton Acquisition shall be deemed not to have been used and shall remain available for such an Investment); and (x) Investments in Wireless Alliance during the period it is an Unrestricted Subsidiary not exceeding $25.0 million in the aggregate made after July 1, 1998; PROVIDED that (a) the matters referenced in clauses (iii) and (x) above shall not be Permitted Investments if made at any time that an Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing, (b) that the matters referenced in clause (ix) shall not be Permitted Investments if at any time (1) an Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing and (2) the Company would not be permitted to Incur an additional $1.00 of Indebtedness pursuant to the provision of the Exchange Indenture described in the first paragraph of Section 1008 and (3) that and following any Permitted Investment pursuant to clause (x), the Unrestricted Subsidiary in which such Investment is made shall be prohibited from using the proceeds of such Investment (directly or indirectly) to make any Restricted Payment with respect to the Company's Junior Stock or options, warrants or rights to acquire the Company's Junior Stock of the type described in clause (ii) of the definition of Restricted Payment.

               "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

               "Preferred Stock" means, with respect to any Person, any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

               "Proceeding" has the meaning specified in Section 1202.

               "Prospectus" means the Prospectus dated February 8, 2000 with respect to the offering of, INTER ALIA, the Exchangeable Preferred Stock.

               "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

               "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

               "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

               "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

               "Qualified Capital Stock" means, with respect to any Person, any and all shares of Capital Stock other than Redeemable Stock issued by such Person, and the options, warrants or other rights to purchase such Capital Stock.

               "Qualified Capital Stock Proceeds" means, with respect to any Person, (a) in the case of any sale of Qualified Capital Stock (other than to any Subsidiary), the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like Incurred by such Person in connection therewith, and net of Indebtedness that such Person Incurred, guaranteed or otherwise became liable for in connection with the issuance or acquisition of such Capital Stock; and (b) in the case of any exchange, exercise, conversion or surrender of any Redeemable Stock or Indebtedness of such Person issued (other than to any Subsidiary) for cash after the date of this Indenture for or into shares of Qualified Capital Stock of such Person, the liquidation value of the Redeemable Stock or the net book value of such Indebtedness as adjusted on the books of such Person to the date of such exchange, exercise, conversion or surrender, plus any additional amount paid by the securityholders to such Person upon such exchange, exercise, conversion or surrender and less any and all payments made to the securityholders, and all other expenses, commissions and the like Incurred by such Person or any Subsidiary in connection therewith.

               "Qualifying Event" means a Public Equity Offering or one or more Strategic Equity Investments which in either case results in aggregate net proceeds of not less than $50 million; PROVIDED that any Public Equity Offering or Strategic Equity Investment, the net proceeds from which are intended to be used to consummate the Triton Acquisition, shall not be a Qualifying Event.

               "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof (other than an equity security that is redeemable at the option of the holder and the applicable redemption price is payable only in shares of Qualified Capital Stock) at any time prior to the final Stated Maturity of the Securities; PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the final Stated Maturity of the Securities shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 1017 of this Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of the Securities as required to be repurchased pursuant to Section 1017.

               "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

               "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

               "Reference Period" with regard to any Person means the last two full fiscal quarters of such Person immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

               "Registration Statement" means the Registration Statement on Form S-3 dated January 7, 2000 with respect to the offering of, INTER ALIA, the Exchangeable Preferred Stock, as amended by Amendment 1 to the Registration Statement on Form S-3 dated February 4, 2000 and Amendment 2 to the Registration Statement dated February 7, 2000 on Form S-3.

               "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

               "Related Person" of any Person means any other Person owning
(a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Power of such Person.

               "Restricted Payments" means, with respect to any Person, (i) any declaration or payment of a dividend or other distribution on any shares of Capital Stock of such Person or any Subsidiary of such Person (other than a dividend payable solely in shares of its Capital Stock or options, warrants or other rights to acquire its Capital Stock and other than any declaration or payment of a dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted Subsidiary), (ii) any payment on the account of the purchase, redemption, retirement or acquisition (including by way of issuing any Indebtedness or Redeemable Stock in exchange for Qualified Capital Stock) of (A) any shares of Capital Stock of such Person or any Subsidiary of such Person held by other than such Person or any of its Restricted Subsidiaries or (B) any option, warrant or other right to acquire shares of Capital Stock of such Person or any Subsidiary of such Person held by other than such person or any of its Restricted Subsidiaries, in each case other than pursuant to the cashless exercise of options, (iii) any Investment (other than a Permitted Investment) made by such Person and (iv) any redemption, defeasance, repurchase or other acquisition or retirement for value prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Indebtedness of such Person; PROVIDED, that the term "Restricted Payment" does not include the payment of a dividend or other distribution by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock.

               "Restricted Subsidiary" of any Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

               "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

               "Securities" means securities designated in the first paragraph of the recitals of the Company.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Securities Payment" has the meaning set forth in Section 1202.

               "Security Registrar" and "Security Register" have the respective meanings specified in Section 306.

               "Senior Exchange Debentures" means the Company's 11 3/8% Senior Subordinated Debentures issuable in exchange for shares of the Company's 11 3/8% Senior Exchangeable Preferred Stock.

               "Senior Exchange Indenture" means the indenture governing the Company's 11 3/8% Senior Subordinated Debentures.

               "Senior Indebtedness" means the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-petition interest is allowed in such proceeding) on
(i) Indebtedness of the Company created pursuant to the Credit Facility and all other obligations thereunder or under the notes, security documents, pledge agreements, Interest Hedge Agreements or other agreements or instruments executed in connection therewith, (ii) Indebtedness of the Company created pursuant to any vendor financing Incurred for the acquisition, construction or improvement by the Company or any Restricted Subsidiary of assets in the Wireless Communications Business, (iii) all other Indebtedness of the Company referred to in the definition of Indebtedness other than clauses (iv)and (vi) thereof (and clause (ix) thereof to the extent applicable to Indebtedness Incurred under clauses (iv) and (vi) thereof), whether Incurred on or prior to the date of this Indenture and the Senior Subordinated Notes, and (iv) amendments, renewals, extensions, modifications, refinancings and refundings of any such Indebtedness; PROVIDED, HOWEVER, that the following shall not constitute Senior
Indebtedness: (A) any Indebtedness owed to a Person when such Person is a Restricted Subsidiary of the Company, (B) any Indebtedness which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Securities, (C) any Indebtedness Incurred in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (C) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an Officers' Certificate to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture), (D) any Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company,
(E) Indebtedness or other obligations of or amounts owed by the Company or its Restricted Subsidiaries for compensation to the Company or their employees, as applicable, or for services rendered by such employees to the Company or its Restricted Subsidiaries or (F) any liability for federal, state, local or other taxes owed or owing by us.

               "Senior Nonmonetary Default" has the meaning specified in
Section 1203.

               "Senior Payment Default" has the meaning specified in Section
1203.

               "Senior Preferred Stock" means the Company's 11 3/8% Senior Exchangeable Preferred Stock.

               "Senior Subordinated Notes" mean the Company's 9 5/8% Senior Subordinated Notes due 2008 and 9 5/8% Series B Senior Subordinated Notes issued under the Notes Indenture.

               "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act; PROVIDED that all references to "10 percent" under such definition shall be deemed to be references to "5 percent."

               "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the date on which the principal of such Security or such installment of interest is due and payable.

               "Strategic Equity Investment" means an investment in Qualified Stock made by a Strategic Investor in an aggregate amount of not less than $50 million.

               "Strategic Investor" means a Person (other than an Affiliate of the Company or a Person who by virtue of such Investment becomes such an Affiliate) engaged in one or more Telecommunications Businesses with an equity market capitalization at the time such Person makes a Strategic Equity Investment in the Company in excess of $1 billion.

               "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Securities.

               "Subsidiary" of any Person means (i) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors' qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, or any entity other than a corporation of which more than fifty percent (50%) of the outstanding ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (ii) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

               "Successor Company" has the meaning specified in Section 801.

               "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, or (iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in Clause (i) or (ii) above (in the case of this Clause (iii), however, in a manner consistent with the Company's manner of business on the date of this Indenture), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries is engaged on the date of this Indenture or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in, as expressly set forth in the Prospectus; PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Company's Board of Directors.

               "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data), most nearly equal to the period from the redemption date to February 15, 2005, PROVIDED, HOWEVER, that if the period from the redemption date to February 15, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

               "Triton Acquisition" means the acquisition of substantially all the assets of Triton Cellular Partners, L.P. and its affiliates and the acquisition of one of its subsidiaries by the Company.

               "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

               "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

               "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of any Person may designate any Restricted Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, such Person or any Restricted Subsidiary; PROVIDED that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or
(B) if such Subsidiary has assets greater than $1,000, such Person's PRO RATA interest in the Fair Market Value of the net assets of such Subsidiary at the time of such designation would be permitted as an investment under Section 1011. The Board of Directors of any Person may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of such Person, PROVIDED that immediately after giving effect to such designation (x) such Person would be permitted to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1008 and (y) no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing. Any such designation by the Board of Directors shall be evidenced by a Board Resolution submitted to the Trustee. Wireless Alliance shall be deemed an Unrestricted Subsidiary as of the date of this Indenture and shall thereafter remain an Unrestricted Subsidiary unless and until designated by the Board of Directors of the Company as a Restricted Subsidiary in accordance with the terms of this Indenture.

               "U.S. Government Obligations" has the meaning specified in
Section 1304.

               "Voting Power" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

               "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

               "Wireless Communications Business" means any business substantially related to the ownership, development, operation or acquisition of fixed and mobile wireless communications services permitted under the Federal Communications Commission's ("FCC") Commercial Mobile Radio Services rules (and the related provisions of the FCC's Public Mobile Services and Personal Communications Services rules), and other related telecommunications business services.

SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS.

               Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

               Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as in its reasonable judgment is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

               In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   ACTS OF HOLDERS; RECORD DATE.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

               (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

               (d) The ownership of Securities shall be proved by the Security Register.

               (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.   NOTICES, ETC., TO TRUSTEE AND COMPANY.

               Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
       Attention: Trust Officer, or

               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, Attention: Chief Executive Officer, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.   NOTICE TO HOLDERS; WAIVER.

               Where this Indenture provides for communication with or notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.   CONFLICT WITH TRUST INDENTURE ACT.

               If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of this Indenture shall be deemed to apply.

SECTION 108.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

               The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.   SUCCESSORS AND ASSIGNS.

               All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.   SEPARABILITY CLAUSE.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.   BENEFITS OF INDENTURE.

               Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness (subject to Article Thirteen hereof) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.   GOVERNING LAW.

               THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 113.   LEGAL HOLIDAYS.

               In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be if such payment is made on such next succeeding Business Day.

SECTION 114.   COUNTERPARTS.

               This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

SECTION 115.   OTHER AGREEMENTS.

               It is the intent of the Company, the Trustee and the Holders that this Indenture shall stand on its own and shall not be read as one agreement with, or be deemed to relate to, any other agreement entered into by the Company, on the one hand, and the Trustee or any Holder, on the other hand, for purposes of determining the intended meaning of any provision in this Indenture or any such other agreement. In furtherance of the foregoing, it is understood and agreed by the Company, the Trustee and the Holders that the inclusion of provisions in this Indenture not included in any such other agreement (or the exclusion of provisions in this Indenture included in any such other agreement), including the Senior Exchange Indenture, shall not affect the interpretation of the provisions of this Indenture and such other agreements.

                                  ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.   FORMS GENERALLY.

               The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

               The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

               The Securities may also be represented by one or more Securities in registered, global form without coupons (collectively, the "Global Securities"). The Global Securities shall be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

SECTION 202.   FORM OF FACE OF SECURITY.

[IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

               [IF THE SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER,

EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                12 1/4% SENIOR SUBORDINATED DEBENTURES DUE 2011

No. ________                                                         $________

CUSIP Number __________

               Rural Cellular Corporation, a corporation duly organized and existing under the laws of Minnesota (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ___________ Dollars, or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed $__________ in the aggregate at any time) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, on February 15, 2011, and to pay interest in cash thereon from the date of issuance hereof (or, on or prior to February 15, 2005, in Additional Securities having an aggregate principal amount equal to the amount of such interest, at the option of the Company) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing on the first such date following the date hereof, at the rate of 12 1/4% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 13 1/4% per annum on any overdue principal and premium, if any, and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

               Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                   RURAL CELLULAR CORPORATION

[Seal]

                                   By:
                                       ---------------------------------
                                        Name:
                                        Title:
Attest:


----------------------------
Name:
Title:

SECTION 203.   FORM OF REVERSE OF SECURITY.

               This Security is one of a duly authorized issue of securities of the Company designated as its 12 1/4% Senior Subordinated Debentures due 2011 (herein called the "Securities"), limited in aggregate principal amount to $[__________], issued and to be issued under an Indenture, dated as of [________], [____] (herein called the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

               After February 15, 2005, the Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, on not less than 30 nor more than 60 days prior notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof). If redeemed during the 12-month period beginning February 15 of the years indicated,

                                                  Redemption
                            Year                    Price
                            ----                  ----------
                            2005                   106.125%
                            2006                   104.594%
                            2007                   103.063%
                            2008                   101.531%
                            2009 and thereafter    100.000%

together in the case of any such redemption with accrued interest to but excluding the Redemption Date, but any interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

               Notwithstanding the foregoing, at any time prior to February 15, 2003, the Company may redeem up to 35% of the aggregate principal amount of Securities actually issued under the Indenture from the net cash proceeds of a Qualifying Event at a Redemption Price equal to 112.25% of the aggregate principal amount thereof, together with accrued and unpaid interest to but excluding the Redemption Date; PROVIDED that at least 65% in aggregate principal amount of Securities remains outstanding immediately following such redemption; PROVIDED FURTHER, HOWEVER, that the aggregate liquidation preference of any shares of Exchangeable Preferred Stock previously redeemed out of the net cash proceeds of a Qualifying Event shall be counted as aggregate principal amount of Securities issued and redeemed for purposes of the foregoing 35.0% calculation. Any such redemption must be made within 60 days after the related Qualifying Event.

               In addition, at any time prior to February 15, 2005, the Securities may be redeemed at the Company's option, in whole but not in part, at a redemption price equal to 100% of the aggregate principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding, the redemption date.

               Notice of any optional redemption of any Securities (or portion thereof) will be given to the Holders at their addresses appearing in the Security Register not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption shall state the Redemption Date, the Redemption Price, if less than all the Outstanding Securities are to be redeemed, principal amounts of the particular Securities to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Security to be redeemed and the place or places where such Securities are to be surrendered for payment of the Redemption Price. If less than all of the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee deems fair and appropriate.

               The Securities do not have the benefit of any sinking fund obligations.

               In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

               If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared or automatically become due and payable in the manner and with the effect provided in the Indenture.

               The Indenture provides that, subject to certain conditions, if
(i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of

Control occurs, the Company shall be required to make an Offer to Purchase for Securities.

               The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or at the office or agency of the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

               All terms used in this Security which are not defined herein but which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1015 or 1017 of the Indenture, check the box:

               / /

               If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1015 or 1017 of the Indenture, state the amount: $_______

Dated:               Your Signature:
                                     --------------------------------
                                     (Sign exactly as name appears on
                                     the other side of this Security)


Signature Guarantee:
                     --------------------------------
                     (Signature must be guaranteed
                     by a member firm of the New York
                     Stock Exchange or a commercial
                     bank or trust company)


SECTION 204.   FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

               This is one of the Securities referred to in the within-mentioned Indenture.


                                   Norwest Bank Minnesota, National Association, as Trustee


                                   By:
                                       -------------------------------,
                                        Authorized Officer

                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 301.   TITLE AND TERMS.

               The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to [$__________] [insert liquidation preference of all Exchangeable Preferred Stock being exchanged for Securities on the Exchange Date, plus the maximum amount of Securities issuable hereunder as dividends thereon], except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 307, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1015 or 1017.

               Subject to Section 303, the Trustee shall authenticate Securities for original issue on the date of this Indenture in the aggregate principal amount of [$___________] [insert liquidation preference of all Exchangeable Preferred Stock being exchanged for Securities on the Exchange Date]. With respect to any Securities issued after the date of this Indenture for the payment of interest as permitted by this Section 301, there shall be established in or pursuant to a resolution of the Board of Directors of the Company, and subject to Section 303, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities ("Additional Securities"):

                     (1) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture;

                     (2) the issuance date of such Securities that may be authenticated and delivered under this Indenture; and

                     (3) that such Additional Securities shall be issuable in the same form as the then Outstanding Securities (i.e., as either a Global Security or as non-Global Securities) and having the same terms as the then Outstanding Securities and the same depositaries.

               The Securities shall be known and designated as the "12 1/4% Senior Subordinated Debentures due 2011" of the Company. Their Stated Maturity shall be February 15, 2011 and they shall bear interest at the rate of 12.25% per annum, from their date of issuance or from the most recent Interest Payment Date to which interest has been paid in cash (or, on or prior to February 15, 2005 in Additional Securities having an aggregate principal amount equal to the amount of such interest at the option of the Company) or duly provided for, as the case may be, payable semi-annually on February 15 and August 15, commencing on the first such date following the date of this Indenture, to the Holders of record on the immediately preceding February 1 and August 1, until the principal thereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for in respect of any Security, on any Interest Payment Date shall, as provided in this Indenture, be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

               The principal of (and premium, if any) and interest on the Securities shall be payable at the Corporate Trust Office or at the office or agency of the Company in the City and State of New York maintained for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1015 and 1017.

               The Securities shall be redeemable as provided in Article
Eleven.

               The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

               The Securities shall be subject to defeasance at the option of the Company as provided in Article Thirteen.

SECTION 302.   DENOMINATIONS.

               The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiples thereof.

SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

               The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary, one of its Assistant Secretaries or its Chief Financial Officer. The signature of any of these officers on the Securities may be manual or facsimile.

               Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

               Each Security shall be dated the date of its authentication.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.   TEMPORARY SECURITIES.

               Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

               If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to
Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.   GLOBAL SECURITIES.

               (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

               (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (iii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iv) pursuant to the following sentence. All or any portion of a Global Security may be exchanged for a Security that has a like aggregate principal amount and is not a Global Security, upon 20 days' prior request made by the Depositary or its authorized representative to the Trustee.

               (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 305(b) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

               (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three,
Section 906, 1015, 1017 or 1108 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

               (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

SECTION 306. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES.

               (a) Registration; Registration of Transfer and Exchange Generally. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

               Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

               At the option of the Holder, Securities may be exchanged for new Securities of any authorized denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any

Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

               All Securities issued upon any registration of transfer or exchange of Securities shall be the valid Obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

               Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 305, 306, 906, 1015, 1017 or 1108 not involving any transfer.

               The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 306(b) shall be made only in accordance with this
Section 306(b).

               (i) A beneficial interest in a Global Security may not be exchanged for a Security in certificated form unless (1) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depositary, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (3) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities. In all cases, certificated

       Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary
       (in accordance with its customary procedures). Any certificated Security issued in exchange for an interest in a Global Security shall bear the legend restricting transfers that is borne by such Global Security.

               (ii) A beneficial interest in a Global Security may not be exchanged for a Security in certificated form unless (A) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depository, (B) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (C) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities. In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Security issued in exchange for an interest in a Global Security shall bear the legend restricting transfers that is borne by such Global Security. Any such exchange shall be effected only through the DWAC System and an appropriate adjustment shall be made in the records of the Security Register to reflect a decrease in the principal amount of the relevant Global Security.

SECTION 307.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

               If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

               Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

               Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

               Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been held by such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Security.

               None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309.   PERSONS DEEMED OWNERS.

               Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such

Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 310.   CANCELLATION.

               All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase, pursuant to Section 1015 or 1017, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 310, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall (subject to the record-retention requirements of the Exchange Act) be disposed of in accordance with applicable law and its customary practices in effect from time to time.

SECTION 311.   COMPUTATION OF INTEREST.

               Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

               This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article Twelve hereof), when

               (1)   either

                     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                     (B) all such Securities not theretofore delivered to the Trustee for cancellation

                            (i)    have become due and payable, or

                            (ii) will become due and payable at their Stated Maturity within one year, or

                            (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided that relate to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under
Section 607, the obligations of the Trustee to any Authenticating Agent under
Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.   APPLICATION OF TRUST MONEY.

               Subject to the provisions of the last paragraph of Section 1003, all money and property deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.   EVENTS OF DEFAULT.

               "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) failure to pay the principal of (or premium, if any, on) any Security at its Maturity; or

               (2) failure to pay any interest upon any Security for a period of 30 days or more after it becomes due and payable; or

               (3) failure to Offer to Purchase or, on the applicable Purchase Date, to purchase Securities required to be purchased by the Company pursuant to Section 1015 or 1017; or

               (4) failure to perform or comply with, or breach of, Article Eight; or

               (5) failure to perform, or breach of, any other covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 501 specifically addressed), and continuance of such failure or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (6) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Indebtedness by the Company or any Restricted Subsidiary of the Company or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Indebtedness of such type by the Company or any such Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $10 million, whether such Indebtedness now exists or shall hereafter be created, which default or defaults result in the acceleration of the payment of such Indebtedness or shall constitute a failure to pay any portion of the principal of such

       Indebtedness at maturity after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

               (7) a final judgment or final judgments for the payment of money are entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $10 million (net of any amounts with respect to which a reputable and financially sound insurance company has acknowledged liability in writing), which judgments remain undischarged, unstayed or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal has expired; or

               (8)   the entry by a court having jurisdiction in the premises of
       (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Significant Subsidiary or of any substantial part of the property of the Company or any such Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (9) the commencement by the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company, or the filing by the Company or any such Restricted Subsidiary that is a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Restricted Subsidiary that is a Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company, or the making by the Company or any Restricted
       Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Significant Subsidiary in furtherance of any such action.

SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

               If an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (and premium, if any) and any accrued interest shall become immediately due and payable. If an Event of Default specified in Section 501(8) or (9) occurs, the principal of (and premium, if any) and any accrued interest on the Securities then Outstanding shall IPSO FACTO become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

               At any time after such a declaration of acceleration has been made and before a judgment or decree based on acceleration for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if

               (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                     (A)    all overdue interest on all Securities,

                     (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities,

                     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities, and

                     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

       and

               (2) all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

               No Holder of any Securities will have any right to institute any proceeding with respect to the Securities or for any remedy thereunder, unless such Holder shall have previously given to the Debentures Trustee written notice of an Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding Securities shall have made written request to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Securities a direction inconsistent with such request and shall have failed to constitute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of Securities for enforcement of payment of the principal of and premium, if any, or interest on such Securities on or after the respective due dates expressed in such Securities. The Holders of a majority in aggregate principal amount of the Securities outstanding may waive any existing Event of Default except an Event of Default in the payment of interest or principal (including premium) on the Securities.

SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
               TRUSTEE.

               The Company covenants that if

               (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company shall, upon demand of the Trustee, and subject to Article Twelve, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities wherever situated.

               If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

               In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and, subject to Article Twelve, to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and Counsel, and any other amounts due the Trustee under Section 607.

               No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

               All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.   APPLICATION OF MONEY COLLECTED.

               Subject to Article Twelve, any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST:  To the payment of all amounts due the Trustee under
       Section 607; and

               SECOND: To the extent provided in Article Twelve, to the holders of Senior Indebtedness in accordance with Article Twelve; and

               THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 507.   LIMITATION ON SUITS.

               No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (1) such Holder has previously given written notice to the Trustee of an Event of Default;

               (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and

               (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever, by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL PREMIUM AND INTEREST.

               Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase
Date) and to institute suit for the enforcement of any such payment, on or after such respective dates and such rights shall not be impaired without the consent of such Holder.

SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.

               If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

               Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   DELAY OR OMISSION NOT WAIVER.

               No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.   CONTROL BY HOLDERS.

               The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

               (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed might involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interest of holders of the Securities not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

SECTION 513.   WAIVER OF PAST DEFAULTS.

               The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

               (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

               (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

               Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.   UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act. This Section 514 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 508 or a suit by the Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 515.   WAIVER OF STAY OR EXTENSION LAWS.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

               (a) The duties and responsibilities of the Trustee shall be as provided in this Indenture and by the Trust Indenture Act.
Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If a default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.
Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

               (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                     (1)    this Section 601(b) does not limit the effect of
               Section 603;

                     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512.

SECTION 602.   NOTICE OF DEFAULTS.

               The Trustee shall give the Holders notice of any default hereunder within 90 days after the occurrence thereof as and to the extent provided by the Trust Indenture Act. For the purpose of this Section 602, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. Except in the case of a default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Securities, the Trustee may withhold the notice to the Holders if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders.

SECTION 603.   CERTAIN RIGHTS OF TRUSTEE.

               Subject to the provisions of Section 601:

               (a) except during the continuance of a default or an Event of Default the Trustee shall undertake to perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;

               (b) except during the continuance of a default or an Event of Default, in the absence of bad faith in its part, the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers' Certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (c) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

               (d) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

               (e) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

               (j) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise provided herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company; and

               (k) except for (i) a default under Section 501(1), (2) or (3) hereof, or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.


SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

               The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.   MAY HOLD SECURITIES.

               The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.   MONEY HELD IN TRUST.

               Money or property held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.   COMPENSATION AND REIMBURSEMENT.

               The Company agrees

               (1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including costs of collection (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

               (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               The obligations of the Company under this Section 607 shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) and interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

SECTION 608.   DISQUALIFICATION; CONFLICTING INTERESTS.

               If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Neither the Company nor any Person directly or indirectly controlling, or controlled by, or under common control with the Company shall serve as the Trustee.

SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

               There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or in the case of a Person included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50 million and its Corporate Trust Office in New York City or Minneapolis. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

               (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee under
Section 611.

               (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

               (d)   If at any time:

               (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

               Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

               No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

               Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

               If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.   APPOINTMENT OF AUTHENTICATING AGENT.

               The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 307, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or in the case of a corporation included in a bank holding company system, the related bank holding company having) a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this
Section 614.

               Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

               An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

               The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

               If an appointment is made pursuant to this Section 614, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

               This is one of the Securities described in the within-mentioned Indenture.


                            Norwest Bank Minnesota, National Association,
                               As Trustee



                            By:                                            ,
                                -------------------------------------------
                                   As Authenticating Agent



                            By:                                            ,
                                -------------------------------------------
                                   Authorized Officer

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

               The Company will furnish or cause to be furnished to the Trustee

               (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

               (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

               (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

               (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.   REPORTS BY TRUSTEE.

               (a) The Trustee shall transmit to the Holders such reports required pursuant to the Trust Indenture Act as promptly as practicable after each [__________] and beginning on [__________], or at such other time as may be provided in the Trust Indenture Act, in the manner provided in the Trust Indenture Act.

               (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.   REPORTS BY COMPANY.

               The Company shall file with the Commission, and provide to the Trustee and the Holders, annual reports and such other information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; PROVIDED that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file with the Commission, annual and quarterly financial statements equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.   COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

               The Company (a) shall not consolidate with or merge into any other Person; (b) shall not permit any other Person to consolidate with or merge into the Company; and (c) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person; UNLESS, in any such transaction:

               (1) immediately after giving effect to such transaction and treating any Indebtedness Incurred by the Company or a Restricted Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

               (2) (x) the Company is the surviving entity or (y) in the case the Company shall consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (for purposes of this Article Eight, a "Successor Company") shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

               (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or, if applicable, the Successor Company is not less than 100% of the Consolidated Net Worth of the Company immediately prior to such transaction;

               (4) immediately after giving effect to such transaction, and treating any Indebtedness Incurred by the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred at the time of such transaction, the

       Company or the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under
       Section 1008; and

               (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers' Certificate, setting forth the manner of determination of the Consolidated Net Worth and the ability to Incur Indebtedness in accordance with clause (4) of
       Section 801, the Company or, if applicable, of the Successor Company as required pursuant to the foregoing.

               However, clause (4) above will not apply if, in the good faith determination of the Company's Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of the transaction is to change the Company's state of incorporation and the transaction shall not have as one of its purposes the evasion of the foregoing limitations.

SECTION 802.   SUCCESSOR SUBSTITUTED.

               Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

               Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

               (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

               (3)   to secure the Securities pursuant to the requirements of
       Section 1013 or otherwise; or

               (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

               (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

               With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

               (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, the principal of, or any premium or the interest on any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase
       Date), or

               (2) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required to amend this Indenture or for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

               (3) modify any of the provisions of this Section 902, Section 513 or Section 1019, except to increase any percentage specified in any such provision or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

               (4) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders, or

               (5) following the mailing of an Offer with respect to an Offer to Purchase pursuant to Section 1015 or 1017, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder, or

               (6)   modify any of the provisions of Section 1010.

               Notice shall be given to all Holders and the Trustee at least 10 Business Days prior to the adoption of any proposed amendment pursuant to this Section 902. It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES.

               In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to

Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized pursuant to, is permitted by, and that all conditions precedent have been met under, this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES.

               Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article Twelve in any manner which might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions.

SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

               Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

               Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907.   NOTICE OF SUPPLEMENTAL INDENTURE.

               Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.

                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

               The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

               The Company will maintain in the Borough of Manhattan, New York City, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

               The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, New York
City) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

               If the Company shall at any time act as its own Paying Agent, it will (subject to the right to pay interest in Additional Securities pursuant to Section 301), on or before each due date of the principal of (and premium, if any) or interest on any of the Securities segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

               Whenever the Company shall have one or more Paying Agents, other than the Company, it will (subject to the right to pay interest in Additional Securities pursuant to Section 301), prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit to such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

               The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 1003, that such Paying Agent will:

               (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

               (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

               The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

               Any money or property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the

Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  EXISTENCE.

               Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.  MAINTENANCE OF PROPERTIES.

               The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business of any such Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1006.  PAYMENT OF TAXES AND OTHER CLAIMS.

               The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (l) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007.  MAINTENANCE OF INSURANCE.

               The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 1008.  LIMITATION ON CONSOLIDATED INDEBTEDNESS.

               The Company shall not, and shall not permit its Restricted Subsidiaries to, Incur any Indebtedness, except that the Company may Incur Indebtedness if (x) there exists no Event of Default or an event which with notice or lapse of time or both would become an Event of Default immediately prior and subsequent thereto, and (y) after giving effect thereto, the Company's Annualized Operating Cash Flow Ratio on a pro forma basis (calculated on the assumption that such Indebtedness had been incurred on the first day of the applicable Reference Period), would have been less than:

                      FOR THE PERIOD                   RATIO
                      --------------                   -----
                Prior to July 1, 2001 . . . . .     9.0 to 1.0;

                Thereafter  . . . . . . . . . .     8.0 to 1.0.

               Notwithstanding the foregoing paragraph, the Company and/or any Restricted Subsidiary of the Company may Incur the following Indebtedness without regard to the foregoing limitations (PROVIDED that, if there exists an Event of Default pursuant to clauses (1), (2), (3), (8) or (9) of Section 501 or an event which with notice or lapse of time or both would become an Event of Default pursuant to clauses (1), (2), (3), (8) or (9) of Section 501 immediately prior and subsequent thereto, the Company and/or any Restricted Subsidiary of the Company, may without regard to the foregoing limitations, only Incur the Indebtedness described in the following clauses (iii), (iv) and (xii)):

               (i) Indebtedness evidenced by the Securities on the Exchange Date and Securities issued after the Exchange Date in lieu of cash interest as described in Section 301;

               (ii) Indebtedness Incurred under the New Credit Facility provided that the amount of Indebtedness Incurred under the New Credit Facility and any other credit facilities similar in type to the New Credit Facility does not exceed in an aggregate principal amount $1.375 billion at any time outstanding, reduced by repayments and permanent reductions thereof due to application of (1) Net Cash Proceeds (as defined in the indenture governing the Senior Subordinated Notes) as set forth in the "--Limitation on Asset Sales and Sales of Subsidiary Stock" covenant set forth in the Senior Notes Indenture; or (2) Net Cash Proceeds (as defined in the Senior Exchange Indenture) as set forth in the "--Limitation on Asset Sales and Sales of Subsidiary Stock" covenant set forth in the Senior Exchange Indenture;

               (iii) Indebtedness of the Company or any Restricted Subsidiary of the Company owing to the Company or any Restricted Subsidiary of the Company ("Intercompany Indebtedness"); PROVIDED that (A) in the case of any such Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Securities to the same extent as the Securities are subordinated to Senior Indebtedness and (B) if any event occurs that causes a Restricted Subsidiary to no longer be a Restricted Subsidiary, then this Clause
       (iii) shall no longer be applicable to such Indebtedness of that Restricted Subsidiary;

               (iv) Indebtedness of the Company or any Restricted Subsidiary of the Company to renew, extend, refinance or refund any Indebtedness of the Company or such Restricted Subsidiary outstanding or committed on the date of renewal, extension, refinancing or refunding other than Indebtedness Incurred pursuant to clause (ii) or (iii); PROVIDED, HOWEVER, that such Indebtedness does not exceed the principal amount of outstanding or committed Indebtedness so renewed, extended, refinanced or refunded plus premiums, accrued dividends, accrued interest, financing fees and other expenses associated therewith; and PROVIDED FURTHER,

       HOWEVER, that (a) such renewing, extending, refinancing or refunding Indebtedness shall not have a final maturity and shall not have any other mandatory repayments or redemptions prior to or in amounts greater than those of the Indebtedness being renewed, extended, refinanced or refunded, (b) in the case of any refinancing or refunding of Indebtedness that ranks PARI PASSU in right of payment to the Securities, the refinancing or refunding Indebtedness ranks PARI PASSU or is subordinated in right of payment to the Securities, and, in the case of any refinancing or refunding of Indebtedness subordinated to the Securities, the refinancing or refunding Indebtedness ranks subordinate in right of payment to the Securities to substantially the same extent as the Indebtedness refinanced or refunded and (c) no Restricted Subsidiary of the Company shall be permitted to refinance any Indebtedness of the Company this clause (iv) except that any Restricted Subsidiary may guarantee Indebtedness incurred under this clause (iv) if such restricted subsidiary had guaranteed the Indebtedness refinanced under this clause
       (iv);

               (v) Indebtedness Incurred by the Company or any Restricted Subsidiary of the Company under Interest Hedge Agreements to hedge interest on permitted Indebtedness, PROVIDED that the notional principal amount of any such Interest Hedge Agreements does not exceed the principal amount of Indebtedness to which such Interest Hedge Agreements relate;

               (vi) (1) Indebtedness of any of the Company's Restricted Subsidiaries (excluding Indebtedness of Wireless Alliance, if it becomes a Restricted Subsidiary, incurred pursuant to clause (vi)(2) below), which does not exceed $75 million in the aggregate for all such Restricted Subsidiaries at any time outstanding (excluding any Intercompany Indebtedness or Acquired Indebtedness permitted to be Incurred under this Indenture), PROVIDED that after giving effect thereto on a pro forma basis the Company's Annualized Operating Cash Flow Ratio is less than, prior to July 1, 2001, 9.0 to 1.0 and thereafter, 8.0 to
       1.0 and the Adjusted Annualized Operating Cash Flow Ratio of such Restricted Subsidiary is less than 5.0 to 1.0; and

                      (2) if it becomes the Company's Restricted Subsidiary, Indebtedness of Wireless Alliance (excluding any Intercompany Indebtedness or Acquired Indebtedness permitted to be Incurred under this Indenture) which does not exceed $75.0 million in the aggregate at any time outstanding, PROVIDED that after giving effect thereto on a pro forma basis the Company's Annualized Operating Cash Flow Ratio is less than, prior to July 1, 2001, 9.0 to 1.0, and, thereafter 8.0 to 1.0, and the Adjusted Annualized Operating Cash Flow Ratio of such Restricted Subsidiary is less than 5.0 to 1.0;

               (vii) any guarantee by any Restricted Subsidiary of any Indebtedness Incurred under the Credit Facility in compliance with this
       Section 1008;

               (viii) Acquired Indebtedness, PROVIDED that on a pro forma basis after giving effect to the Incurrence of such Indebtedness, the Company shall be able to Incur $1.00 of additional Indebtedness pursuant to the provisions described under the first paragraph of this Section 1008;

               (ix) Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of business and (1) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in ordinary course of business in respect of workers' compensation claims and (2) self-insurance of other Indebtedness issued in the ordinary course of business with respect to reimbursement type obligations regarding workers' compensation claims;

               (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any of the Company's or any Restricted Subsidiary's obligations pursuant to such agreements, in any case Incurred in connection with the disposition of any of the Company's or any Restricted Subsidiary's business, assets or (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

               (xi) Indebtedness (including Capital Lease Obligations) Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of telecommunications network assets, equipment or inventory acquired by the Company or any of our Restricted Subsidiaries, which, in the aggregate does not exceed $15.0 million at any time outstanding or committed; and

               (xii) the Company's or any Restricted Subsidiary's Indebtedness which does not exceed $75.0 million at any time outstanding.

               For purposes of determining any particular amount of Indebtedness under this Section, (i) guarantees, Liens or obligations with respect to letters of credit or other similar instruments supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and (ii) any Liens securing the Securities granted pursuant to the equal and ratable provisions referred to under
Section 1013 shall not be treated as giving rise to Indebtedness.

               For purposes of determining compliance with this Section, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (ii) above), the Company, in its sole discretion, shall classify, and from time to time may reclassify (including under the first paragraph of this Section 1008), such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses (or paragraph).

               The accrual of interest or dividends or the accretion of accreted value will not be deemed an incurrence of Indebtedness for the purposes of this Section.

SECTION 1009.  LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

               The Company shall not permit any Restricted Subsidiary of the Company to create or issue any Preferred Stock except:

               (i)   Preferred Stock outstanding on the Exchange Date;

               (ii) Preferred Stock issued to and held by the Company or any Restricted Subsidiary (PROVIDED that, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, the portion of the liquidation value of such Preferred Stock equal to the product of (1) the percentage of the common equity interest of such Restricted Subsidiary that is not owned, directly or indirectly, by the Company and (2) the aggregate liquidation value of such Preferred Stock must be permitted to be issued pursuant to clause (v) below);

               (iii) Preferred Stock issued by a Person prior to the time such Person became a direct or indirect Restricted Subsidiary of the Company;

               (iv) Preferred Stock issued by a Restricted Subsidiary the proceeds of which are used to refinance outstanding Preferred Stock of a Restricted Subsidiary, PROVIDED that (a) the liquidation value of the refinancing Preferred Stock does not exceed the liquidation value so refinanced plus financing fees and other expenses associated with such refinancing and (b) such refinancing Preferred Stock has no mandatory redemptions prior to (and in no greater amounts than) the Preferred Stock being refinanced; and

               (v) Preferred Stock issued by a Restricted Subsidiary to the extent such a Preferred Stock, together with all other Indebtedness of each Restricted Subsidiary could be incurred pursuant to clause (vi) or
       (xii) of Section 1008 above.


SECTION 1010.  LIMITATION ON CERTAIN INDEBTEDNESS.

               The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless the Indebtedness so Incurred is either PARI PASSU or subordinate in right of payment to the Securities. For the avoidance of doubt, the foregoing limitations will not apply to distinctions between categories of the Company's Senior Indebtedness that exist by reason of Liens or guarantees arising or created in respect of some but not all of such Senior Indebtedness.

SECTION 1011.  LIMITATION ON RESTRICTED PAYMENTS.

               The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any Restricted Payments, unless after giving effect thereto:

               (1) no Event of Default or event that with notice or lapse of time or both would become an Event of Default shall have occurred and is continuing;

               (2) the Company would be permitted to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 1008; and

               (3) the aggregate of all Restricted Payments made on or after July 1, 1998 does not exceed the sum of

                     (A) Cumulative Operating Cash Flow less 1.75 times Cumulative Interest Expense;

                     (B) 100% of the aggregate Qualified Capital Stock Proceeds of the Company after July 1, 1998; and

                     (C) an amount equal to the sum of (1) the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investments (except, in each case, to the extent any such proceeds or other amounts are included in the calculation of Consolidated Net Income) and (2) the portion (proportionate to the Company's direct or indirect equity interest in such Subsidiary) or the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Person (including any Unrestricted Subsidiary), the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

               The foregoing provision shall not be violated, so long as no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing (other than in the case of clause (ii)), by reason of

               (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision;

               (ii) any refinancing of any Indebtedness otherwise permitted under clause (ii) or (iv) of Section 1008;

               (iii) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

               (iv) the redemption, defeasance, repurchase or other acquisition or retirement of any Capital Stock of the Company or any Subordinated Indebtedness prior to its scheduled maturity either in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company;

               (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of the Company's Junior Stock to the extent necessary in the good faith judgment of the Company's Board of Directors (evidenced by the vote of a majority of the disinterested members) to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency that is deemed material to the Company or any Restricted Subsidiary, as the case may be, by the Company's Board of Directors;

               (vi) the purchase, redemption, retirement or other acquisition for value of shares of the Company's Junior Stock, or options, warrants or other rights to purchase such shares, held by the Company's directors, employees or former directors or employees or of any of the Company's Restricted Subsidiaries, or their estates or beneficiaries under their estates, upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Junior Securities or options, warrants or other rights were issued, but only if the aggregate consideration paid for such purchase, redemption, acquisitions, cancellation or other retirement of such shares of Junior Stock or options, warrants or other rights after the Issue Date does not exceed (1) $2.0 million in any calendar year (PROVIDED that unused amounts may be carried over to succeeding 12 month periods, subject to a maximum aggregate carryover of $2.0 million), (2) plus the aggregate net cash proceeds received by us during that calendar year from any reissuance of the Company's Qualified Capital Stock to its directors and employees and its Restricted Subsidiaries' directors and employees (PROVIDED that the amount of any such net cash proceeds that are used to permit a purchase, redemption, retirement or other acquisition for value pursuant to this clause (vi) shall be excluded from clause (ii) of the preceding paragraph); and

               (vii) Restricted Payments, in addition to Restricted Payments permitted pursuant to clauses (i) through (vi) above, not in excess of $25.0 million in the aggregate after the Issue Date. The payments described in clauses (i), (iv) (provided the proceeds of the sale of the Qualified Capital Stock referred to in such Clause constitute Qualified Capital Stock Proceeds), (v), (vi) and (vii) of this paragraph shall constitute Restricted Payments for the calculation under the first paragraph of this Section 1011.


SECTION 1012. LIMITATIONS CONCERNING DISTRIBUTIONS AND TRANSFERS BY RESTRICTED SUBSIDIARIES.

               The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual restriction or prohibition on the ability of any Restricted Subsidiary of the Company to (i) pay, directly or indirectly, dividends on, or make any other distributions in respect of, its Capital Stock, or any other ownership interest or participation in, or measured by, its profits, to the Company or any Restricted subsidiary of the Company or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company.

               Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such restriction or prohibition: (a) pursuant to this Indenture, the Credit Facility, the certificate of designation governing the Senior Preferred Stock or the indenture governing the Senior Exchange Debentures contemplated thereunder or any other agreement in effect on the Exchange Date; (b) pursuant to an agreement relating to any Indebtedness of such Restricted Subsidiary which was outstanding or committed prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary of the Company other than in anticipation of becoming a Restricted Subsidiary, PROVIDED that such restriction or prohibition shall not apply to any property or assets of the Company or any Restricted Subsidiary other than the property or assets of such Restricted Subsidiary and its Subsidiaries; (c) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of any agreement described in clauses (a) and (b) above, PROVIDED, HOWEVER, that the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such restriction or prohibition are no more restrictive in any material respect than the provisions contained in the agreement which is the subject thereof; (d) existing under or by reason of applicable law,
(e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary; (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in Clause (iii) of this
Section 1012; (g) restrictions of the type referred to in Clause (iii) of this Section 1012 contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise Incurred in accordance with Section 1013 and restrict the transfer of property subject to such agreements; (h) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, or (i) pursuant to contracts with respect solely to a Restricted Subsidiary which have been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary (PROVIDED that (1) such restriction or prohibition applies solely to the Capital Stock or assets of such Restricted Subsidiary which are being sold,
(2) immediately after giving effect to the transactions contemplated by such contract, no Event of Default or circumstance which with notice or lapse of time or both would become a Event of Default would exist and (3) such restriction or prohibition is terminated on the earlier of the date the transactions contemplated by such contract are consummated or the first anniversary of the date of such contract).

SECTION 1013.  LIMITATIONS ON LIENS.

               The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness that ranks in right of payment PARI PASSU with or subordinate to the Securities without making, or causing such

Restricted Subsidiary to make, effective provision for securing the Securities (i) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (ii) in the event such Indebtedness is Indebtedness of the Company or a Restricted Subsidiary which is subordinate in right of payment to the Securities prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

               The foregoing restrictions shall not apply to:

               (a) Liens existing in respect of any Indebtedness that exist on the Exchange Date;

               (b) Liens in favor of the Company or Liens in favor of a Wholly Owned Restricted Subsidiary of the Company on the assets or Capital Stock of another Wholly Owned Restricted Subsidiary of the Company;

               (c) Liens to secure Indebtedness outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens; PROVIDED, HOWEVER, that (I) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (II) such Lien does not extend to or cover any property other than such item of property or any improvements on such item and (III) the Incurrence of such Indebtedness is otherwise permitted by this Indenture;

               (d) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition);

               (e) Liens to secure Indebtedness to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (a), (c) and (d) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (ii) or (iv) of Section 1008;

               (f) Liens on any Permitted Investment in Cooperative Bank Equity in favor of any Cooperative Banks;

               (g) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; or

               (h) any other Liens in respect of any Indebtedness, which Indebtedness does not exceed $1 million in the aggregate.

SECTION 1014.  LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

               The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any transaction or series of related transactions involving aggregate consideration (a) up to $1 million, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with or to any Affiliate or Related Person of the Company (other than a Restricted Subsidiary), unless management of the Company determines in good faith that (i) such transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those which might be obtained in arm's-length transactions with a third party at the time; (b) in excess of $1 million but not exceeding $5.0 million, unless the Company's management makes the determinations (which determinations will be evidenced by an Officers' Certificate) set forth in clause (a) of this paragraph; and (c) in excess of $5 million unless a majority of the disinterested members of the Company's Board of Directors makes the determinations (which determinations will be evidenced by a Board Resolution) set forth in clause (a) of this paragraph.

               Notwithstanding the foregoing, the following payments shall not be subject to the provisions described in the first paragraph of this
Section: (i) payment of customary fees and indemnity payments to the Company's directors who are not employees and the payment of compensation and indemnity payments to the Company's officers, in each case, in the ordinary course of business; and (ii) Restricted Payments made in compliance with the provisions of the Certificate of Designation described under Section 1011.

SECTION 1015.  LIMITATION ON ASSET SALES AND SALES OF SUBSIDIARY STOCK.

                     The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, in one transaction or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether owned on the Exchange Date or thereafter acquired (an "Asset Sale") unless (a) such Asset Sale is for Fair Market Value, (b) at least 80% of the value of the consideration for such Asset Sale consists of (i) cash, (ii) the assumption by the transferee (and release of the Company or Subsidiary, as the case may be) of Senior Indebtedness or Indebtedness of the Company that ranks PARI PASSU in right of payment to the Securities or Indebtedness of such Restricted Subsidiary, or (iii) notes, obligations or other marketable securities (collectively "Marketable Securities") that are immediately converted into cash and (c) the Net Cash Proceeds therefrom are applied on or prior to the date that is 360 days after the date of such Asset Sale (i) to the repayment of Indebtedness under the Credit Facility (which payment permanently reduces the commitment thereunder) and, to the extent required pursuant to the terms of such Indebtedness, to the repayment or repurchase of any Senior Indebtedness or any Indebtedness that ranks in right of payment PARI PASSU with the Securities (provided that we offer to repurchase any outstanding Securities (in accordance with the terms and procedures of an Asset Sale Offer) on a pro rata basis with such PARI PASSU Indebtedness, based on the aggregate principal amount of the Securities, plus accrued and unpaid interest, and the aggregate principal amounts of such Indebtedness); or (ii) to the repurchase of the Securities pursuant to an Offer to Purchase (an "Asset Sale Offer") described below or
(iii) to an investment in a Wireless Communications Business (or, in the event such Asset Sale constitutes a transfer of assets related to a Telecommunications Business that is not a Wireless Communications Business, in a Telecommunications Business).

               Notwithstanding the foregoing paragraph:

               (i) any Restricted Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Restricted Subsidiary of the Company;

               (ii) the Company and its Restricted Subsidiaries may (A) convey, sell, lease, transfer, assign or otherwise dispose of assets in the ordinary course of business, PROVIDED that the consideration received reflects the Fair Market Value of such assets and (B) exchange assets for either assets or equity interests in Wireless Communications Businesses, PROVIDED that (I) the assets or equity interests have a Fair Market Value substantially equal to the assets exchanged, (II) the assets received by the Company are controlled by the Company with respect to voting rights and day-to-day operations, or the equity interests received by the Company represent a controlling interest in the total Voting Power and day-to-day operations of a Person that is the issuer of such equity interests, (III) there exists no Event of Default or event which with notice or lapse of time or both would become an Event of Default immediately prior and subsequent thereto, (IV) immediately after giving effect to such transaction, the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of
       Section 1008 and (V) the assets being received by the Company or its Restricted Subsidiaries in such exchange are not Capital Stock of an Unrestricted Subsidiary or an entity to be designated an Unrestricted Subsidiary;

               (iii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenants described in Article Eight;

               (iv) the Company and its Restricted Subsidiaries may (a) sell damaged, worn out or other obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business of the Company or any of its Restricted Subsidiaries or (b) abandon such property if it cannot, through reasonable efforts, be sold;

               (v) the Company and its Restricted Subsidiaries may make any Restricted Payment that complies with Section 1011;

               (vi) the Company and its Restricted Subsidiaries may make any Permitted Investment that complies with Section 1011, other than Permitted Investments described under clause (v) of the definition of such term; and

               (vii) in addition to the Asset Sales permitted by the foregoing clauses (i) through (vi), the Company and its Restricted Subsidiaries may consummate Asset Sales (other than in the case of Capital Stock of any Restricted Subsidiary of the Company) with respect to property, business or assets the Fair Market Value of which does not exceed $10 million in the aggregate after the Exchange Date.

               The Company may defer an Asset Sale Offer until the accumulated Net Cash Proceeds not applied to the uses set forth in subsection
(c)(i) or (c)(iii) in the first paragraph of this Section 1015 exceeds $5 million. An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Securities required to be purchased pursuant to this
Section 1015 (the "Asset Sale Offer Amount") at a purchase price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest to but excluding the date of the purchase or, if less than the Asset Sale Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

               If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular

Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

               On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Securities tendered, and will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than 5 days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

SECTION 1016.  [INTENTIONALLY LEFT BLANK]

SECTION 1017.  CHANGE OF CONTROL.

               (a) Upon the occurrence of a Change in Control, each Holder of a Security shall have the right to have such Security repurchased by the Company on the terms and conditions set forth in this Section 1017. The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail to each Holder of Securities an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the Purchase Date (a "Change of Control Offer"). A Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than 5 Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Securities tendered in response to the Change of Control Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

               If the Change of Control Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

               On or before the Change of Control Purchase Date, the Company will, to the extent lawful, accept for payment all Securities or portions thereof tendered, and will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

               (b) "Change of Control" means (i) directly or indirectly a sale, transfer or other conveyance of all or substantially all the assets of the Company, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Company's Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that any Person or group of Persons owns more than 50% of the total Voting Power entitled to vote in the election of directors, managers or trustees of the transferee entity immediately after such transaction, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Power of the Company or (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

               For purposes of clause (iii) above, any new directors elected
(a) by the holders of Exchangeable Preferred Stock pursuant to the terms of the Junior Certificate of Designation; or if we issue convertible preferred stock in connection with the Triton Acquisition, by Madison Dearborn Capital Partners III, LP and Boston Ventures Limited Partnership V or any of their affiliates or permitted transferees, exercising rights as holders of shares of the Company's convertible preferred stock shall be deemed to be members of the board of directors at the beginning of any such 24-month period.

               (c) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-l thereunder, in connection with any Offer to Purchase, Asset Sale Offer or Change of Control Offer (whether pursuant to Section 1015 or this Section
1017).

SECTION 1018.  STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES.

               (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company has performed its obligations under this Indenture and whether or not the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

               (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, the period of existence thereof and the action that the Company proposes to take with respect thereto.

               (c) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any event which, with notice or the lapse of time or both, would constitute an Event of Default has come to their attention and, if such default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1019.  WAIVER OF CERTAIN COVENANTS.

               The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 801, 1015 and 1017, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; PROVIDED, HOWEVER, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holders tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

SECTION 1020.  [INTENTIONALLY LEFT BLANK]

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.  RIGHT OF REDEMPTION.

               Subject to Article Twelve, the Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the Redemption Prices specified in the form of Security set forth in Article Two together with accrued interest to but excluding the Redemption Date.

SECTION 1102.  APPLICABILITY OF ARTICLE ELEVEN.

               Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

               The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

               If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by prorating, as nearly as may be practicable, the principal amount of Securities to be redeemed. In any proration pursuant to this Section 1104, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper (and in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed) to the end that the principal amount of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000.

               The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.  NOTICE OF REDEMPTION.

               Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of securities to be redeemed, at his address appearing in the Security Register.

               All notices of redemption shall state:

               (1)   the Redemption Date,

               (2)   the Redemption Price,

               (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

               (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date and

               (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

               Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

               Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

               If a notice of redemption has been given as aforesaid, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 308.

               If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION 1108.  SECURITIES REDEEMED IN PART.

               Any Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                          SUBORDINATION OF SECURITIES

SECTION 1201.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

               The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Twelve (subject to the provisions of Article Four and Article Thirteen), the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 1202.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

               In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on or other obligations in respect of the Securities or other Indebtedness of the Company that is PARI PASSU or subordinate in right of payment to the Securities or on account of any purchase or other acquisition of Securities or such other Indebtedness by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisition herein referred to, individually and collectively, as a "Securities Payment"), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

               In the event that, notwithstanding the foregoing provisions of this Section 1202, the Trustee or the Holder of any Security shall have received any Securities

Payment before all Senior Indebtedness is paid in full or payment thereof has been provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee by delivery to the Trustee of any notice set forth in Section 1209 or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over or delivered forthwith by the Trustee (if any notice set forth in Section 1209 has been delivered to the Trustee) or by the Holder to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company (which may be the Administrative Agent) for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               For purposes of this Article Twelve only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as the Securities are so subordinated as provided in this Article Twelve. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section 1202 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1203.  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

               In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, or the maturity of any Senior Indebtedness shall have been accelerated, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness shall have been rescinded or annulled. "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

               In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from an Administrative Agent or, if there is no outstanding Designated Senior Indebtedness, any representative of a holder of Senior Indebtedness, no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness shall have been rescinded or annulled or the Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been discharged or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any 360-day period and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this Section 1203, no Senior Nonmonetary Default that was known to the holders of Senior Indebtedness to exist or be continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by an Administrative Agent unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time or both, would become an event of default, under the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness (or an administrative agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

SECTION 1204.  PAYMENT PERMITTED IF NO DEFAULT.

               Nothing contained in this Article Twelve or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1202 or under the conditions described in Section 1203, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it had not received any notice set forth in Section 1209.

SECTION 1205.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

               Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Twelve, and no payments over pursuant to the provisions of this Article Twelve to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 1206.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

               The provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article Twelve of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1207.  TRUSTEE TO EFFECTUATE SUBORDINATION.

               Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1208.  NO WAIVER OF SUBORDINATION PROVISIONS.

               No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1209.  NOTICE TO TRUSTEE.

               The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, representative or Administrative Agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 1209 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date.

               Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or Administrative Agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or Administrative Agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1210.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

               Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of
Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 1211.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and it undertakes to perform and observe only such of its covenants and obligations with respect to the Senior Indebtedness as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee and the Trustee shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 1212. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

               The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

               Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1213.  ARTICLE TWELVE APPLICABLE TO PAYING AGENTS.

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 1212 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1214.  DEFEASANCE OF THIS ARTICLE TWELVE.

               The subordination of the Securities provided by this Article Twelve is expressly made subject to the provisions for defeasance or covenant defeasance in Article

Thirteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then Outstanding shall thereupon cease to be subordinated pursuant to this Article Twelve.

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

               The Company may at its option by Board Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.  DEFEASANCE AND DISCHARGE.

               Upon the Company's exercise of the option provided in Section 1301 applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities, and the provisions of Article Twelve hereof shall cease to be effective, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in clauses (A) and
(B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 307, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303.

SECTION 1303.  COVENANT DEFEASANCE.

               Upon the Company's exercise of the option provided in Section 1301 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1005 through 1017, inclusive, and clauses (3), (4) and (5) of Section 801, (ii) the occurrence of an event specified in Sections 501(3), 501(4) (with respect to clauses (1),

(3), (4) or (5) of Section 801), 501(5) (with respect to any of Sections 1005 through 1017, inclusive), 501(6) and 501(7) shall not be deemed to be an Event of Default and (iii) the provisions of Article Twelve hereof shall cease to be effective on and after the date all conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article or by reason of any reference in any such Section, clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

               The following shall be the conditions to application of either
Section 1302 or Section 1303 to the then Outstanding Securities:

               (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, without the need for reinvestment, will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any,) and each installment of interest, if any, on the Outstanding Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or
       (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government

       Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

               (2) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
       (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

               (3) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit covenant defeasance and discharge had not occurred.

               (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

               (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

               (6) No Event of Default or event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(8) is concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

               (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

               (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been satisfied.

               (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


SECTION 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

               Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 1305, the "Trustee") pursuant to
Section 1304 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Twelve.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

               Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1306.  REINSTATEMENT.

               If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 or 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying agent is permitted to apply all such money in accordance with Section 1302 or 1303; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          RURAL CELLULAR CORPORATION


                                          By:
                                              -----------------------------
                                                 Name:
                                                 Title:

Attest:


-----------------------------


                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION


                                          By:
                                              -----------------------------
                                                 Name:
                                                 Title:
                                                 (Authorized Officer)
Attest:


-----------------------------

STATE OF                    )
         ----------------
                                          ss.:
COUNTY OF                   )
          ---------------


               On the ___ day of ___________, _____, before me personally came __________, to me known, who, being duly sworn, did depose and say that he is the President/Vice President of Finance of Rural Cellular Corporation, one of the corporations described in and which executed the foregoing instrument; and that he signed his name to the foregoing instrument by authority of by authority of the Board of Directors of said corporation.






                                              -----------------------------

                            ....................

            Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of [___________, _____].

    Trust Indenture                                              Indenture
      Act Section                                                 Section
----------------------------------                            -----------------
Section 310    (a)(1)              . . . . . . . . . . . . .   609
               (a)(2)              . . . . . . . . . . . . .   609
               (a)(3)              . . . . . . . . . . . . .   Not applicable
               (a)(4)              . . . . . . . . . . . . .   Not applicable
               (a)(5)              . . . . . . . . . . . . .   608
               (b)                 . . . . . . . . . . . . .   608
                                                               610
               (c)                 . . . . . . . . . . . . .   Not applicable
 Section 311   (a)                 . . . . . . . . . . . . .   613
               (b)                 . . . . . . . . . . . . .   613
               (c)                 . . . . . . . . . . . . .   Not applicable
 Section 312   (a)                 . . . . . . . . . . . . .   701
                                                               702(a)
               (b)                 . . . . . . . . . . . . .   702(b)
               (c)                 . . . . . . . . . . . . .   702(c)
 Section 313   (a)                 . . . . . . . . . . . . .   703(a)
               (b)(1)              . . . . . . . . . . . . .   Not applicable
               (b)(2)              . . . . . . . . . . . . .   703(a)
               (c)                 . . . . . . . . . . . . .   703(a)
                                                               106
               (d)                 . . . . . . . . . . . . .   703(b)
 Section 314   (a)                 . . . . . . . . . . . . .   704
               (b)                 . . . . . . . . . . . . .   Not applicable
               (c)(1)              . . . . . . . . . . . . .   102
               (c)(2)              . . . . . . . . . . . . .   102
               (c)(3)              . . . . . . . . . . . . .   Not applicable
               (d)                 . . . . . . . . . . . . .   Not applicable
               (e)                 . . . . . . . . . . . . .   102
 Section 315   (a)                 . . . . . . . . . . . . .   601
                                                               603
               (b)                 . . . . . . . . . . . . .   602
                                                               106
               (c)                 . . . . . . . . . . . . .   601(a)
-------------------------------------------------------------------------------

                                       i

    Trust Indenture                                              Indenture
      Act Section                                                 Section
----------------------------------                            -----------------
               (d)                 . . . . . . . . . . . . .   601(b)
               (e)                 . . . . . . . . . . . . .   514
 Section 316   (a)(last sentence)  . . . . . . . . . . . . .   101
               (a)(1)(A)           . . . . . . . . . . . . .   512
               (a)(1)(B)           . . . . . . . . . . . . .   513
               (a)(2)              . . . . . . . . . . . . .   Not applicable
               (b)                 . . . . . . . . . . . . .   508
 Section 317   (a)(1)              . . . . . . . . . . . . .   503
               (a)(2)              . . . . . . . . . . . . .   504
               (b)                 . . . . . . . . . . . . .   1003
 Section 318   (a)                 . . . . . . . . . . . . .   107




-------------------------------------------------------------------------------
This Reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                       ii